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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NELNET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 23, 2007

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.’s Annual meeting of shareholders on Thursday, May 24, 2007 at the Embassy Suites hotel, 1040 P Street, Lincoln, Nebraska at 8:30 a.m., Central Time. The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials. At the meeting, members of the Company’s management team will discuss the Company’s results of operations and business plans and will be available to answer your questions. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,

Michael S. Dunlap
Chairman of the Board of Directors and Co-Chief Executive Officer

Nelnet, Inc.
121 South 13th Street,
Suite 201, Lincoln,
Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2007

April 23, 2007

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 24, 2007

PLACE	Embassy Suites Hotel 1040 P Street Lincoln, Nebraska 68508

ITEMS OF BUSINESS	At the Annual Meeting, shareholders will be asked to vote on the following items:
(1) Elect the Board of Directors for a term of one year;
(2) Ratify the appointment of KPMG LLP as independent auditors for 2007;
(3) Approve the Executive Officers Bonus Plan;
(4) Approve an amendment to the Articles of Incorporation to provide for majority voting in the election of directors;
(5) Approve the issuance of up to 11,068,604 shares of Class A common stock for the acquisition of Packers Service Group, Inc., whose principal asset is 11,068,604 shares of Class A common stock;

(6) Approve an amendment to the Restricted Stock Plan to increase the authorized number of shares of Class A common stock that may be issued under the plan from a total of 1,000,000 shares to a total of 2,000,000 shares; and

(7) Other business if properly introduced.

RECORD DATE	You can vote if you were a shareholder as of the close of business on March 26, 2007.

OTHER INFORMATION	Our 2006 Annual Report and annual report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING	The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. The Board of Directors encourages you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person. We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,

William J. Munn
Corporate Secretary

Nelnet Inc.

2007 PROXY STATEMENT

PROXY STATEMENT
General Information	1
VOTING	1
PROPOSAL 1- ELECTION OF DIRECTORS	4
Nominees	4
CORPORATE GOVERNANCE	6
Code of Business Conduct and Ethics for Directors, Officers, and Employees	6
Board Composition and Director Independence	6
Governance Guidelines of the Board	6
Board Committees	7
Meetings of the Board	9
Director Compensation Table for Fiscal Year 2006	9
Matching Gift Program	10
Share Ownership Guidelines for Board Members	10
EXECUTIVE OFFICERS	11
EXECUTIVE COMPENSATION	12
Compensation Discussion and Analysis	12
Compensation Committee Report	18
Compensation Committee Interlocks and Insider Participation	18
Summary Compensation Table	19
Grants of Plan-Based Awards Table for Fiscal Year 2006	20
Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2006)	21
Stock Option, SAR, Long-Term Incentive, and Defined Benefit Plans	21
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS	21
Stock Ownership	21
Section 16(a) Beneficial Ownership Reporting Compliance	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
AUDIT COMMITTEE REPORT	29
PROPOSAL 2 — APPOINTMENT OF INDEPENDENT AUDITOR	31
Independent Accountant Fees and Services	31
PROPOSAL 3 — APPROVAL OF THE EXECUTIVE OFFICERS BONUS PLAN	32
PROPOSAL 4 — APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING IN THE ELECTION OF DIRECTORS	33
PROPOSAL 5 — APPROVAL OF ISSUANCE OF UP TO 11,068,604 SHARES OF CLASS A COMMON STOCK FOR ACQUISITION OF PACKERS SERVICE GROUP, INC., WHOSE PRINCIPAL ASSET IS 11,068,604 SHARES OF CLASS A COMMON STOCK	34

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 24, 2007, at 8:30 a.m., Central Time, at the Embassy Suites hotel, 1040 P Street, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof. The Company’s 2006 Annual Report and annual report on Form 10-K (neither of which are part of the proxy soliciting materials), this Proxy Statement, and the form of Proxy are being mailed by the Company on or about April 23, 2007. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify.

You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your ownership is recorded directly, you will receive a proxy card. Voting instructions are included on the proxy card. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important. For this reason, the Board of Directors is requesting that you permit your common stock to be represented at the Annual Meeting by the individuals named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

VOTING

Who Can Vote

You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 26, 2007 (the “record date”). At the close of business on March 26, 2007, 38,007,044 and 11,495,377 shares of the Company’s Class A and Class B common stock, respectively, were outstanding and eligible to vote. The Class A common stock is listed on the New York Stock Exchange, under the symbol “NNI.” The Class B common stock is not listed on any exchange or market. At the Annual Meeting, each Class A and Class B shareholder will be entitled to one and 10 vote(s), respectively, in person or by proxy, for each share of common stock owned of record at the close of business on March 26, 2007. The stock transfer books of the Company will not be closed. The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder from May 14, 2007 through the date of the Annual Meeting at its headquarters in Lincoln, Nebraska at any time during usual business hours. Such records will also be available for inspection at the Annual Meeting.

As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.

How You Vote

You have two voting options:

•	By mail by completing, signing, dating, and returning the enclosed proxy card; or

•	By attending the Annual Meeting and voting your shares in person.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of identification for entrance to the Annual Meeting.

If your Nelnet, Inc. shares are held in street name, your broker will issue you a voting instruction form. If you want to vote Nelnet, Inc. shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your bank, broker, or other nominee that is the record holder of your shares and present that proxy and proof of identification for entrance to the meeting.

What Items Require Your Vote

There are six proposals that will be presented for your consideration at the meeting:

•	Electing seven directors for a term of one year;

•	Ratifying the appointment of KPMG LLP as the Company’s independent auditors for 2007;

•	Approving the Executive Officers Bonus Plan;

•	Approving an amendment to the Articles of Incorporation to provide for majority voting in the election of directors;

•	Approving the issuance of up to 11,068,604 shares of Class A common stock for the acquisition of Packers Service Group, Inc., whose principal asset is 11,068,604 shares of Class A common stock; and

•	Approving an amendment to the Restricted Stock Plan to increase the authorized number of shares of Class A common stock that may be issued under the plan from a total of 1,000,000 shares to a total of 2,000,000 shares.

Each of the proposals has been submitted on behalf of the Company’s Board of Directors.

How You Can Change Your Vote

A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to the final vote at the Annual Meeting by either giving written notice of revocation to the Corporate Secretary, submitting a new signed proxy card with a later date, or attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

A shareholder whose shares are owned beneficially through a bank, broker, or other nominee must contact that entity to change or revoke a previously given proxy.

Quorum Needed To Hold the Meeting

In order to conduct the Annual Meeting, a majority of the Company’s shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the Annual Meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange rules allow banks, brokers, and other nominees to vote shares held by them for a customer on matters that the New York Stock Exchange determines to be routine, even though the bank, broker, or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or nominee cannot vote the shares because the matter is not considered routine under New York Stock Exchange rules.

Under New York Stock Exchange rules, the issuance of up to 11,068,604 shares of Class A common stock for the acquisition of Packers Service Group, Inc. and the amendment to the Restricted Stock Plan will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the New York Stock Exchange will not be permitted to vote shares held by them for a customer on those proposals without instructions from the beneficial owner of the shares.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. If you hold your shares in your name and do not return valid proxy instructions or do not vote in person at the Annual Meeting, your shares will not be voted. If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instruction on how you want your shares to be voted, the nominee has the authority to vote your shares on the election of directors, ratification of the appointment of KPMG LLP as independent auditors, approval of the Executive Officers Bonus Plan, and amendment to the Company’s Articles of Incorporation to provide for majority voting in the election of directors. However, as previously discussed, the nominee will not be permitted to vote your shares on the issuance of up to 11,068,604 shares of Class A common stock for the acquisition of Packers Service Group, Inc. and the amendment to the Restricted Stock Plan.

Giving the Board your proxy also means that you authorize their representatives to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Company does not know of any other matters to be presented at the Annual Meeting as of the date of this Proxy Statement.

What Vote is Needed

Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. At our Annual Meeting, the maximum number of directors to be elected is seven. Shares not voted, whether marked “WITHHOLD AUTHORITY” on your proxy card or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY” as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

With respect to the election of directors, shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire.

If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees.

A majority of votes cast at the meeting is required to approve Proposal 2 (ratifying the appointment of KPMG LLP). Abstentions and broker “non-votes” will not be counted as votes cast for the proposal, however, they will be counted for purposes of determining whether there is a quorum (as discussed previously). Accordingly, an abstention or “non-vote” will have the effect of a negative vote.

With respect to Proposal 3 (the approval of the Executive Officers Bonus Plan), Proposal 5 (the issuance of up to 11,068,604 shares of Class A common stock for the acquisition of Packers Service Group, Inc.), and Proposal 6 (the amendment to the Restricted Stock Plan), (hereafter referred to as the “Proposals”), New York Stock Exchange rules provide that approval of these Proposals require the affirmative vote of a majority of the votes cast, and that the total votes cast represent over 50% in interest of all shares entitled to vote on the Proposals. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together on the Proposals as a single class. Abstentions and broker non-votes are not affirmative votes and thus will have the same effect as a vote against approval of the Proposals.

With respect to Proposal 4 (the amendment to the Company’s Articles of Incorporation to provide for majority voting in the election of directors), the Nebraska Business Corporation Act provides that the amendment to the Articles of Incorporation will be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes are not votes favoring or opposing the amendment, and thus will not affect whether the amendment is approved.

Voting Recommendations

The Company’s Board of Directors recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors;

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors;

•	“FOR” approval of the Executive Officers Bonus Plan;

•	“FOR” approval of the amendment to the Company’s Articles of Incorporation to provide for majority voting in the election of directors;

•	“FOR” approval of the issuance of up to 11,068,604 shares Class A common stock for the acquisition of Packers Service Group, Inc., whose principal asset is 11,068,604 shares of Class A common stock; and

•	“FOR” approval of the amendment to the Restricted Stock Plan.

A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with the recommendations of the Company’s Board of Directors.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

Cost of This Proxy Solicitation

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and mailing of material. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy materials to beneficial owners of the Company’s stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

Shareholders are asked to elect seven directors to serve on the Board for a one-year term or until their successors are elected or appointed.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated each of the current directors for reelection, with the exception of Messrs. Bouc and Moreno who notified the Company that they will not be standing for reelection as directors.

The Board of Directors recommends that shareholders vote FOR the election of each nominee (named below) to the Board of Directors. Proxies will be so voted unless shareholders specifically withhold authority to vote for a nominee on their proxy card.

In the event that any nominee becomes unavailable for election for any reason, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Following are the names of the seven nominees to serve as director, together with: their ages, the year during which they were first elected a director of the Company, their principal occupation(s) during the past five years, and any other directorships they hold with publicly-held companies (if applicable).

Name, Age, and
Service as a Director	Principal Occupation(s) and Other Directorships

Michael S. Dunlap, 43 Director since January 1996
Chairman and Co-Chief Executive Officer, Nelnet, Inc.
• Chairman and Co-Chief Executive Officer, Nelnet, Inc., August 2003 — present; President and sole Chief Executive Officer, December 2001 — August 2003; Chairman of the Company’s predecessor in interest, January 1996 — December 2001

• President and Director, Farmers & Merchants Investment Inc. (“F&M”), the parent of Union Bank and Trust Company (“Union Bank”), January 1995 — present (F&M is an affiliate of the Company)

• Non-Executive Chairman, Union Bank, August 2003 — present; Chief Executive Officer, January 2001 — August 2003; Executive Vice President, January 1993 — January 2001 (Union Bank is an affiliate of the Company)

Stephen F. Butterfield, 54 Director since January 1996
Vice-Chairman and Co-Chief Executive Officer, Nelnet, Inc.
• Co-Chief Executive Officer, Nelnet, Inc., August 2003 — present; Vice-Chairman, March 2000 — present; Vice-Chairman of the Company’s predecessor in interest, January 1996 — March 2000

• President, Student Loan Acquisition Authority of Arizona, January 1989 — February 2000
James P. Abel, 56 Director since August 2003
Chief Executive Officer, NEBCO, Inc.
• Chief Executive Officer, NEBCO, Inc., a company with interests in the manufacture of building materials, construction, insurance, mining, railroading, farming, and real estate, 2004 — present; President and Chief Executive Officer, 1983 — 2004

• Director, UNIFI Mutual Holding Company, Ameritas Holding Company, and Ameritas Life Insurance Corp.
Thomas E. Henning, 54 Director since August 2003
President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiary, Assurity Life Insurance Company
• President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiary, Assurity Life Insurance Company, 1990 — present

• Director, Pine Lake Advisors, a subsidiary of Assurity Life Insurance Company
Brian J. O’Connor, 51 Director since August 2003	Senior Vice-President, Hutchinson, Shockey, Erley & Co. • Senior Vice-President, Hutchinson, Shockey, Erley & Co., which underwrites and trades securities for various local governments, 1997 — present
Michael D. Reardon, 54 Director since December 2003	Chairman, HyperFlo LLC Chief Executive Officer, Provision Communications, LLC • Chairman, HyperFlo, LLC, a manufacturer of precision cleaning equipment, 1997 — present
• Chief Executive Officer, Provision Communications, LLC, a telecommunications company, January 2004 — present

Name, Age, and
Service as a Director	Principal Occupation(s) and Other Directorships

James H. Van Horn, 54 Director since March 2001
President and Chief Executive Officer, InTuition Systems
• President and Chief Executive Officer, InTuition Systems, a records administration company, June 2003 — present (InTuition Systems is not affiliated with Nelnet, Inc.)

• Executive Director, Nelnet, Inc., October 2002 — May 2003; Senior Vice-President, March 2000 — October 2002
• President, InTuition, Inc., 1998 — May 2003 (Nelnet, Inc. purchased InTuition, Inc. in June 2000)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics for Directors, Officers, and Employees

The Company has a written code of business conduct and ethics. The Company’s existing code of conduct applies to all of the Company’s directors, officers, and employees, including the Company’s Co-Chief Executive Officers and Chief Financial Officer, and is designed to promote ethical and legal conduct. Among other items, the guidelines address the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. This code is available on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” and is available in print to any shareholder who requests it.

Board Composition and Director Independence

The Board of Directors is composed of a majority of independent directors as defined by the rules of the New York Stock Exchange. A director does not qualify as an independent Director unless the Board has determined pursuant to applicable legal and regulatory requirements that such Director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” Director annually.

In 2006, the Board evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder. As part of this evaluation, the Board noted that none of the Directors received any consulting, advisory, or other compensatory fees from the Company (other than for services as a Director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to the Company. Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, determined that all of the Company’s directors and nominees are independent, with the exception of Messrs, Dunlap, Butterfield, and Bouc, who are all current employees of the Company. The Board determined that Mr. Van Horn is considered an independent director as of May 15, 2006, as defined by the rules of the New York Stock Exchange, upon the expiration of the three-year employment “cooling off” period under New York Stock Exchange rules. Mr. Van Horn has not been employed by the Company since May 15, 2003.

Our independent directors are responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and Union Bank or any other affiliated party. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Governance Guidelines of the Board

The Board’s governance is guided by the Company’s Corporate Governance Guidelines. The Board’s current guidelines are available on the Company’s Web site at www.nelnetinvestors.net under “Corporate

Governance” and are available in print to any shareholder who requests it. Among other matters, the guidelines include the following:

•	A majority of the members of the Board must be independent directors.

•	All directors stand for re-election every year.

•	The Board undertakes an annual self-review.

•	The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate. All related fees and costs of such advisors are paid by the Company.

•	Board members have open communication with all members of management and counsel.

•	Non-Employee Directors meet in executive session, without the presence of management. Mr. Reardon, who is chairman of the Nominating and Corporate Governance Committee, presides at these executive sessions. Anyone who has concern about the Company may communicate that concern directly to these Non-Employee Directors. Such communication may be mailed to the Corporate Secretary at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. All such communications will be forwarded to the appropriate Non-Employee Directors for their review. The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them. No adverse action will be taken against any individual making any such communication to the Non-Employee Directors.

Board Committees

The Board uses committees to assist it in the performance of its duties. The standing committees of the Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. Each committee, other than the Executive Committee, is composed entirely of independent directors. The purposes of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance committee and their current members are set forth below.

Audit Committee — The Audit Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities. The Audit Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” — “Committees” and is available in print to any shareholder who requests it.

The Audit Committee is composed of Messrs. Henning, O’Connor, and Van Horn. The Committee held 12 meetings in 2006. Each member of the Audit Committee is (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission and (2) sufficiently financially literate to enable him to discharge the responsibilities of an Audit Committee member. Mr. Henning has accounting and related financial management expertise and serves as the committee’s “audit committee financial expert,” as defined in the applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s system of internal controls, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors, and the Company’s compliance with other regulatory and legal requirements. The Audit Committee discusses with management and the independent auditor the Company’s annual audited financial statements, including the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in its filings with the Securities and Exchange Commission, and recommends to the Board of Directors whether such audited financial statements should be included in the Company’s annual report on Form 10-K. The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.

Compensation Committee — The Compensation Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities. The Compensation Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” — “Committees” and is available in print to any shareholder who requests it.

The Compensation Committee is composed of Messrs. Abel, Moreno, Reardon, and Van Horn, with the resignation of Mr. Moreno after the 2007 annual meeting of shareholders. The Committee held five meetings in 2006. The members of the Compensation Committee are (1) “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange, (2) “Non-Employee Directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and (3) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee oversees the Company’s compensation and benefit policies. The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term. The Compensation Committee believes that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company’s shareholders. The Company’s compensation program combines two components: base salary and performance payments. The level of compensation is based on numerous factors, including achievement of results and financial objectives established by the Compensation Committee and the Board of Directors. Salary and performance payments are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies. See “EXECUTIVE COMPENSATION.”

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities. The Nominating and Corporate Governance Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” — “Committees” and is available in print to any shareholder who requests it.

The Nominating and Corporate Governance Committee is composed of Messrs. Henning, O’Connor, and Reardon. The Committee held five meetings in 2006. The members of the Nominating and Corporate Governance Committee are “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company’s Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company’s internal corporate governance processes. The Company’s Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company’s directors to possess. This criteria includes, among other items, independence, diversity, integrity, understanding the Company’s corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy. The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company. No such proposals were received during 2006 from a beneficial owner of more than 5% of Nelnet’s stock (other than current management). There is no difference in the manner in which the committee evaluates director nominees based on whether the nominee is recommended by a shareholder. All of the nominees identified in the Company’s proxy card are up for re-election and have been recommended by the Committee.

When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

The Company’s By-Laws include provisions setting forth the specific conditions under which persons may be nominated by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “OTHER SHAREHOLDER MATTERS — Shareholder Proposals for 2008 Annual Meeting” for shareholder proposals not included in the Company’s Proxy Statement. A copy of such provisions is available upon written request to: Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Company’s By-Laws are also posted on the Company’s Web site at www.nelnetinvestors.net under “Corporate Governance” — “Corporate Documents.”

Executive Committee — The Executive Committee is composed of Messrs. Dunlap, Butterfield, Bouc, and O’Connor, with the retirement of Mr. Bouc after the 2007 annual meeting of shareholders. The Executive Committee held two meetings in 2006. The Executive Committee, established by the Board of Directors, exercises all of the powers of the full Board in the management of the business and affairs of the Company, subject only to limitations as the Board of Directors may impose from time to time, or as limited by applicable law.

Meetings of the Board

The Board of Directors held four meetings in 2006. All directors attended at least 75% of the meetings of the Board and committees on which they serve, except for Mr. Moreno, who was not able to do so due to business and other conflicts.

Director Compensation Table for Fiscal Year 2006

The following table sets forth summary information regarding compensation of Non-Employee Directors for the fiscal year ended December 31, 2006. Non-Employee Directors are compensated based on Board meeting and committee meeting attendance. The Company also pays an annual retainer of $50,000 to Non-Employee Directors. An additional annual retainer of $10,000 is paid to Non-Employee Directors who serve on each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, or the Executive Committee, as applicable. The Chairman of the Audit Committee is paid an additional $10,000 annual retainer fee. Directors who are employees of the Company do not receive any consideration for participation in Board meetings or committee meetings.

	2006 Compensation
	Fees Paid	Stock
Director Name	in Cash ($)(a)	Awards ($)(b)		Total ($)

James P. Abel	9,000	70,679	(c)	79,679
Thomas E. Henning	20,000	82,438	(d)	102,438
Arturo R. Moreno	4,000	70,679	(e)	74,679
Brian J. O’Connor	21,000	105,998	(f)	126,998
Michael D. Reardon	20,000	82,438	(g)	102,438
James H. Van Horn	15,000	82,438	(h)	97,438

(a)	Amount represents cash paid to Non-Employee Directors for attendance at Board and committee meetings. Non-Employee Directors earn $1,000 for each Board and committee meeting attended.

(b)	Prior to the Company’s December 2003 initial public offering of its Class A common stock, the Board of Directors adopted, and the shareholders approved, a share-based compensation plan for Non-Employee Directors pursuant to which Non-Employee Directors can elect to receive their annual retainer fees in the form of cash or the Company’s Class A common stock. Up to 100,000 shares may be issued under the plan, subject to antidilution adjustments in the event of certain changes in the Company’s capital structure. If a Non-Employee Director elects to receive Class A common stock, the number of shares of Class A common stock that will be awarded will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85% of the fair market value of a share of Class A common stock on the date the fee is payable. Non-Employee Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination from the Board of Directors. This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect a Non-Employee Director’s rights with respect to previously deferred shares without the consent of the Non-Employee Director.

For 2006, each of the Non-Employee Directors elected to receive their annual retainer fees in the form of the Company’s Class A common stock per the provisions of this plan. As such, the “stock awards” in the table above represents the fair value of the stock issued on the date of issuance, June 30, 2006, of $40.55. The Company uses the closing market price of the Company’s common stock 30 days after the annual shareholder meeting date (the date the annual retainer fees are payable) to calculate the number of shares to be issued under this plan.

(c)	As of December 31, 2006, Mr. Abel had 7,346 cumulative shares outstanding which he has earned serving as a member of the Company’s Board of Directors and as a Board of Director committee member. Mr. Abel has elected to defer delivery of 2,242 of these shares pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

(d)	As of December 31, 2006, Mr. Henning had 8,571 cumulative shares outstanding which he has earned serving as a member of the Company’s Board of Directors and as a Board of Director committee member. Mr. Henning has elected to defer delivery of 4,649 of these shares pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

(e)	As of December 31, 2006, Mr. Moreno had 7,346 cumulative shares outstanding which he has earned serving as a member of the Company’s Board of Directors and as a Board of Director committee member.

(f)	As of December 31, 2006, Mr. O’Connor had 10,086 cumulative shares outstanding which he has earned serving as a member of the Company’s Board of Directors and as a Board of Director committee member.

(g)	As of December 31, 2006, Mr. Reardon had 9,505 cumulative shares outstanding which he has earned serving as a member of the Company’s Board of Directors and as a Board of Director committee member.

(h)	As of December 31, 2006, Mr. Van Horn had 6,703 cumulative shares outstanding which he has earned serving as a member of the Company’s Board of Directors and as a Board of Director committee member. Mr. Van Horn has elected to defer delivery of 3,902 of these shares pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

Matching Gift Program

The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar that an employee or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members. During 2006, the Company matched $10,000 and $201,200 in contributions by Michael S. Dunlap and Don R. Bouc, respectively, employees and members of the Board of Directors, under the provisions of this program.

Share Ownership Guidelines for Board Members

The Compensation Committee of the Board of Directors believes that Board members should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of Board members with the Company’s shareholders, in 2005 the Committee recommended and the Board adopted Share Ownership Guidelines for Board members. Under these guidelines, each Non-Employee Director is encouraged to own shares of the Company’s common stock with a value of 50% of the amount obtained by multiplying the annual retainer fee by the number of years the Director has served.

EXECUTIVE OFFICERS

Under the Company’s By-Laws, each executive officer holds office for a term of one year or until their successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.

The following sets forth the executive officers of the Company, their names, their ages, their positions with the Company, and if different, their business experience during the last five years.

See “PROPOSAL 1 — ELECTION OF DIRECTORS — Nominees” for biographical information regarding Messrs. Dunlap and Butterfield. On February 7, 2007, Mr. Butterfield informed the Company that he will retire from his position as a Co-Chief Executive Officer, effective immediately after the annual shareholders meeting to which this proxy statement relates.

Name and Age	Position and Business Experience

David A. Bottegal, 50	• Chief Executive Officer, Nelnet Education Services, a division of Nelnet, Inc., January 2006 — present
• Executive Director, Nelnet, Inc., October 2002 — present; Chief Marketing Officer, October 2002 — January 2006
• Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., September 2001 — October 2002
• Vice President of Sales and Marketing, Sallie Mae, Inc., 1998 — 2001

David J. Byrnes, 56	• Chief Executive Officer, Nelnet Enrollment Solutions, a division of Nelnet, Inc., February 2007 — present
• President, Nelnet Business Solutions, a subsidiary of Nelnet, Inc., November 2006 — present
• President and Chief Executive Officer, FACTS Management Co., August 1986 — November 2006 (Nelnet, Inc. purchased FACTS Management Co. in June 2005)
• On March 20, 2007, Mr. Byrnes informed the Company that he will retire from his position as Chief Executive Officer of Nelnet Enrollment Solutions on June 30, 2007.

Raymond J. Ciarvella, 50	• Executive Director and Chief Technology Officer, Nelnet, Inc., May 2003 — present; Executive Director, March 2000 — May 2003; Chief Operating Officer, September 1993 — March 2000

Todd M. Eicher, 37	• Chief Mergers and Acquisitions Officer, Nelnet, Inc., May 2005 — present; Executive Director, May 2003 — present; Senior Vice President, July 1997 — May 2003

Matthew D. Hall, 47	• Chief Operating Officer, Nelnet Education Services, a division of Nelnet, Inc., January 2006 — present
• Executive Director, Nelnet, Inc., October 2002 — present
• Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., 1992 — October 2002

Terry J. Heimes, 42	• Executive Director and Chief Financial Officer, Nelnet, Inc., March 2001 — present
• Executive Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., March 2001 — October 2002; Vice President of Finance, October 1998 — March 2001

Name and Age	Position and Business Experience

Edward P. Martinez, 53
• Executive Director and Assistant Corporate Secretary, Nelnet, Inc., September 2006 — present; Executive Director, Chief Legal Officer, and Corporate Secretary, August 2003 — September 2006; General Counsel, April 1989 — September 2006

William J. Munn, 39
• Executive Director, Corporate Secretary, Chief Governance Officer, and General Counsel, Nelnet, Inc., September 2006 — present; Deputy General Counsel and Chief Governance Officer, January 2005 — September 2006; Senior Counsel, January 2000 — December 2004; Legal Counsel, October 1998 — December 1999

Jeffrey R. Noordhoek, 41	• President, Nelnet, Inc., January 2006 — present; Executive Director and Capital Markets Officer, October 2002 — January 2006; Vice President, January 1996 — March 2001
• Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., March 2001 — October 2002

Evan J. Roth, 45
• Executive Director and Chief Learning Officer, Nelnet, Inc., October 2005 — present; Managing Director of Organizational Development, October 2004 — October 2005; Managing Director of Loan Services, April 2003 — October 2004

• Controller, Latin America, JD Edwards, a software company, June 2001 — April 2003
• General Manager and Chief Financial Officer, ASG — Safari Solutions, an international business intelligence software and services provider, August 1994 — June 2001

Cheryl E. Watson, 46	• Executive Director and Chief Communications Officer, Nelnet, Inc., September 2004 — present; Executive Director, October 2002 — September 2004
• Executive Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., April 2002 — October 2002
• Vice President and Treasurer, Sallie Mae, Inc., August 2000 — June 2001
• President and Chief Financial Officer, USA Group Secondary Market Services, Inc., January 2000 — June 2001; various manager and officer positions, May 1988 — December 2000

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Governance

The Company’s Board of Directors has designated a Compensation Committee to assist the Board in discharging its responsibilities relating to:

•	determining and administering the compensation of the Company’s Co-CEOs, as well as the President and executives of the Company;

•	administering certain compensation plans, including stock and incentive compensation plans;

•	assessing the effectiveness of succession planning relative to the Company’s Co-CEOs and executives; and

•	approving, reviewing, and overseeing certain other benefit plans.

The Compensation Committee consists solely of independent members of the Board of Directors. The Compensation Committee operates under a written charter adopted by the Board. A committee comprised of certain members of senior management is also engaged, at the direction of the Committee, in developing and recommending the Company’s compensation philosophy and programs to the Board and ensuring the Company’s compensation programs are administered in a fair and equitable manner, and that the objectives of the programs are achieved in full alignment with the Company’s long term strategy.

Compensation Objectives

The Company recognizes that competitive compensation is critical for attracting, motivating, retaining, and rewarding qualified executives. Accordingly, the fundamental objective of the Company’s compensation program is to offer competitive compensation and benefits for all employees, including the executives. The Company strives to provide an environment that will attract, motivate, and retain executives who provide the Company leadership, industry success, and performance results. Accordingly, the Company seeks to provide base salaries and employee benefit programs that are competitive with those paid for comparable positions in appropriate peer group companies in the marketplace, and to provide an opportunity for outstanding performers to earn additional compensation through the Company’s performance-based incentive program.

The Company’s objective is to have executive compensation plans and practices that are consistent with the philosophy of a performance-based organization, and that align the interests of the executives with the shareholders. Accordingly, the Company’s compensation philosophy seeks to award compensation that is based on both Company performance and individual performance, and that is designed to motivate executives to achieve strategic business objectives while personally performing at high levels.

The annual and long-term performance measures used by the Company’s Compensation Committee in reviewing executive compensation include:

•	the levels of the Company’s consolidated net income under generally accepted accounting principles (“GAAP”);

•	consolidated base net income before income taxes, which is computed as consolidated net income before income taxes under GAAP, excluding derivative market value, foreign currency, and put option adjustments, amortization of intangible assets, non-cash stock based compensation related to business combinations, and variable-rate floor income;

•	financial and operational performance measures, such as growth in the Company’s student loan assets and originations, levels of operating expenses, and diversification and growth of fee-based income;

•	development of strategic relationships to facilitate the Company’s continued growth; and

•	customer engagement results; associate engagement and motivation measures; and related individual, business division, and unit performance factors.

Committee policy requires all of the Company’s compensation plans and practices to comply with all applicable laws, rules, and regulations.

Each year the Committee directs the Company, through an internal committee consisting of the Chief Learning Officer, Chief Financial Officer, and Executive Director of People Services, to prepare a compensation philosophy and strategy statement for the compensation of the executives, and a proposed executive compensation framework for the year. When establishing the proposed compensation framework, in keeping with the Company’s goal of attracting, motivating, and retaining executives who will contribute to the Company’s long-term success and the creation of shareholder value, the internal committee undertakes the review of comparative compensation offered by peer companies that may compete with the Company for executive talent. The peer group used by the Company for compensation comparison and analysis purposes includes companies with workforce size, revenues, assets, and market value within a certain range above and below the Company’s levels. The internal committee periodically reviews the peer group and makes changes as appropriate to reflect changes in the market and the Company’s industry. The peer group is not necessarily limited to a particular industry as the Company believes it competes for executive talent across a wider group of entities. Also, the peer group may not be the same as the peer group used by the Company for purposes of the Performance Index Graph furnished in the Company’s annual report on Form 10-K.

The Company also considers the compensation levels of executives relative to total compensation within the Company in order to provide appropriate context for making compensation decisions at the executive level. As part of this process, the Company seeks to maintain internal pay equity by maintaining equitable relationships between each management level with respect to all components of compensation, both individually and in the aggregate, paid to individuals within such levels.

The Company’s compensation philosophy and strategy described above is proposed by management and then reviewed and approved by the Compensation Committee, with any modifications that the Committee deems to be appropriate, after discussions by the Committee over multiple meetings. To ensure independence and candid discussions, the Committee meets in executive sessions without management to review and approve the compensation framework. As part of this process, the Committee reviews the Company’s goals and financial objectives related to base salaries and incentive compensation. The Committee also discusses each of the Co-CEOs’ individual performance in reviewing and approving their total compensation potential for the year, and coordinates with the Board to monitor the performance of the Co-CEOs throughout the year to ensure that compensation being provided meets the performance incentive intent of the compensation framework.

Benchmarking of Compensation

To assist in establishing a competitive overall compensation program, in 2004 the Company engaged Towers Perrin, a nationally recognized consulting firm and objective third party, to review executive compensation at the Company. Studies like this one cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies typically include only the five most highly compensated officers at each company. Generally, this correlates to the Company’s Co-CEOs, President, and certain other executives.

Towers Perrin was engaged to conduct an executive total cash compensation analysis to assess the competitiveness of the compensation levels of base salary and target bonus provided to Co-CEOs and executives. The consulting firm formulated competitive market rates for all executive positions included in the study. Based upon their market analysis findings, the consultants presented their findings and observations as to the competitiveness of the Company’s base salaries and target bonus compared to the financial services industry and the general industry market. Although the Company does not currently offer such awards to our associates, the Company also requested that the study include an analysis of competitive deferred compensation practices.

This study is used by the Company to identify potential gaps or inequities in total compensation and to identify appropriate compensation levels and compensation design features. The study was conducted out of our duty to our shareholders and executives in an effort to motivate, retain, and attract top performers that drive the Company’s performance results.

When comparing the executive base salaries, total compensation, annual incentive plan, and benefit plans to data of the peer group, the consultants made recommendations to ensure a complete and competitive compensation package that is typical in the marketplace.

Management and the Compensation Committee reviewed the analysis and implemented recommendations during the following years. Overall, the Company was found to offer competitive employee benefits; however, the Company is considering being proactive in regard to various executive benefits in an effort to protect, reward, and retain its key executives.

As part of the Company’s ongoing review of the effectiveness and competitiveness of its compensation structure, another periodic market review will be completed by Towers Perrin over the next several months. The Company expects to have the results of the review later this year and management will use those results to determine whether to recommend to the Committee any changes to the Company’s overall compensation strategy, including executive compensation.

Components of Executive Compensation

The Company’s Co-CEOs and executives are compensated with a combination of annual base salary, performance-based incentive payments, and, with respect to the executives, issuance of shares of the Company’s Class A common stock, which are typically restricted from sale over a period of three years from the date of the award. The Co-CEOs do not receive equity compensation because the Co-CEOs control the majority of voting rights of the Company, are exposed to downswings in stock price, and have interests already aligned with the other shareholders of the Company. In determining levels of compensation, management and the Committee work together to establish targeted total compensation for each executive and then to allocate that compensation among base salary and incentive compensation. The Company’s executives may be awarded restricted shares of company stock as part of their incentive, and they may also elect to receive any portion or all of their cash incentive compensation in unrestricted shares of company stock. Awards of restricted shares of company stock are based on the Company’s and the individual’s performance, and are designed both to align the executives’ own interests with the long-term strategic goals of the Company and to contribute to the retention of those individuals.

Each element of compensation is designed to be competitive with comparable companies and to align management’s incentives with the long-term interests of the Company’s shareholders. The Committee, upon management’s recommendation, determines the amount of each element of compensation by reviewing the current compensation mix for each of the executives in comparison to the Company’s company-wide performance, the Company’s long-term objectives, and the scope of that executive’s responsibility. The Committee attempts to achieve an appropriate balance between base salary, cash bonuses, and longer-term equity incentives for all of the Company’s executives. The Committee did not assign relative weights to the performance measures described above in “Compensation Objectives” in setting these salaries, cash bonuses, and longer-term equity incentives.

Base Salaries

The Company wants to provide senior management with a level of assured cash compensation in the form of base salary that is appropriate given their professional status and accomplishments. Base salaries for the Company’s Co-CEOs and executives are based upon an evaluation of individual responsibilities of each person, market comparisons from compensation surveys, and an assessment of each individual’s performance. Base salaries are generally set to be within a median range of the compensation survey results, which helps the Company attract and retain talented executives. Changes in base salaries of executives depend on projected changes in the external market as well as individual contributions to the Company’s performance. All base salaries are paid in cash.

Performance-Based Incentive Payments

The Company generally awards incentives based upon the achievement of both company-wide and personal performance objectives. Company-wide performance objectives include, as stated above, growth in the Company’s consolidated GAAP net income and base net income, operating results, growth in student loan assets and originations, diversification and growth of fee-based income, development of strategic relationships, customer and associate engagement and related individual, business division, and unit performance factors. Achieving the targeted base net income is the overall company-wide objective, as the growth in base net income has a direct correlation with the interests of the Company’s shareholders.

Executive Officers Bonus Plan

The Company maintains an Executive Officers Bonus Plan under which the Co-CEOs have an opportunity to earn an annual incentive payment. Under this plan for 2006, each of the Co-CEOs was eligible for bonus compensation in the amount of 0.60% of the Company’s base net income for the year.

In 2007, the Co-CEOs each voluntarily elected to forego $375,000 in bonus compensation for 2006 to which they would otherwise have been entitled pursuant to this plan. The funds were reallocated as additional 2006 performance bonuses to associates of the Company for purposes of recognition and retention, and paid in the form of unrestricted fully vested shares of Class A common stock, issued pursuant to the Company’s Restricted Stock Plan.

Effective November 14, 2006, the Committee approved various amendments to the Executive Officers Bonus Plan, providing that each of the Co-CEOs is eligible for an annual bonus equal to $500,000 for every $1.00, or the pro-rata share thereof, in base net income per share earned by the Company during the year. Base net income per share is defined under the amended Plan as the Company’s annual base net income for the plan year, as calculated and reported in the Company’s earnings releases and filings, divided by the weighted average basic number of common shares outstanding as of the end of the plan year. The amendments became effective as of January 1, 2007.

The Co-CEOs will not be entitled to any award under the Executive Officers Bonus Plan in any year in which the Company fails to maintain a credit rating of at least “BBB” by Standard & Poor’s and Moody’s Investor Services. Bonus payments under the plan for a particular year are made subsequent to year-end after the Company’s earnings for the year have been finalized and announced to the public.

On March 22, 2007, in connection with the previously reported retirement of Mr. Butterfield from his position as a Co-CEO of the Company to be effective immediately after the annual meeting of shareholders to which this proxy statement relates, the Compensation Committee determined that Mr. Butterfield, who will remain an employee of the Company, shall continue to receive his current base salary until May 24, 2007, at which time his annual base salary will be reduced to $50,000. In addition, under the terms of the Executive Officers Bonus Plan, Mr. Butterfield will not receive a bonus under such plan for 2007 since Mr. Butterfield will not be serving as a Co-CEO of the Company as of December 31, 2007.

Restricted Stock Plan

The Company maintains a Restricted Stock Plan administered by the Committee, to reward performance by associates, including executives. This plan permits the Committee to reward a recipient with company shares and can, at the Committee’s sole discretion, attach vesting requirements to the award. These additional awards are designed to recognize and reward the executives, and to connect the executives’ wealth accumulation directly to the Company’s performance, therefore encouraging the executives to behave as owners of the Company. In 2006, two of our executives, including one Named Executive Officer, received awards of additional shares of Company Stock in this manner.

Non-equity Incentive Programs

The executives have specific performance goals. Where an executive has responsibility for a particular business segment, the performance goals are heavily weighted toward the performance of that business segment. Where an executive has broader corporate responsibility, such as the Company’s President and Chief Financial Officer, their particular objectives for the year are tied more closely to the overall company-wide performance.

The executives are eligible for performance-based incentive payments under an incentive plan arrangement which is generally based upon a formula that increases the potential payment amount as the Company’s base net income increases. In addition to financial results, each executive’s individual performance is considered in order to determine the final amount of the incentive payment earned. Under this program, a significant portion of executives’ compensation is tied to both individual and Company performance. Performance incentive payments are made in cash and/or Company stock of an equivalent value. The executives may elect to have up to 100% of their incentive paid in Company stock. For those who choose to receive stock, the Company awards an additional 25% of the elected amount in additional shares of Company stock. The elected amount is paid in fully vested shares of Class A common stock issued pursuant to the Company’s Restricted Stock Plan, and the additional 25% bonus is paid in restricted shares which vest over a three-year period.

The executives’ potential incentive amounts are outlined below. The exact incentive amount awarded is based on the individual and company’s performance such that lower performing executives are paid below market and higher performing executives are paid above market.

Potential Incentive
	Opportunity	Target Incentive
	(Percentage of	Opportunity (Percentage
Position	Base Salary)	of Base Salary)

President, Chief Financial Officer, and divisional Chief Executive Officers	0-100%	75-100%
Other executives	0-75%	40-75%

Other Equity Awards

The Company also supports a number of other savings and investment vehicles that assist all associates, including executives, in increasing their long-term financial savings and in becoming owners in the Company. The Company provides an Employee Share Purchase Plan, pursuant to which Company shares may be acquired through payroll deduction, at a discount of 15% to the lower of the average market price of the Company stock on the first and last trading days of each calendar quarter. Also, beginning in 2007, the Company provides all eligible associates the opportunity to receive the Company’s matching contribution to the 401(k) plan in Company stock. The Company does not offer stock options; it is management’s opinion that awards of restricted stock are a better method of encouraging executives to focus on the long term value of the Company.

Share Ownership Guidelines

The Compensation Committee believes that executives should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company’s shareholders, in 2005 the Committee recommended and the Board adopted Share Ownership Guidelines for management associates at certain levels. Under these guidelines, each executive is encouraged to own at least 15,000 shares of Company stock, and is thereby exposed to downside risk in the Company’s equity performance. A substantial number of the executives currently meet these guidelines.

Other Compensation

In addition to base salaries and performance-based incentive compensation, the Company provides executives with certain other benefits to assist the Company in remaining competitive in the marketplace and to encourage executives to remain with the Company.

The Company owns a controlling interest in an aircraft due to the frequent business travel needs of its executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company’s headquarters are located. Union Financial Services, Inc., which is owned by Messrs. Dunlap and Butterfield, also owns an interest in the same aircraft. In prior years, the Company has allowed Messrs. Dunlap and Butterfield to utilize its interest in the aircraft for personal travel when it is not required for business travel. The value of the personal use of the aircraft is computed based on the Company’s aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. In 2006, Messrs. Dunlap and Butterfield did not receive any personal travel benefits with respect to the Company’s interest in the aircraft, since all personal travel by Messrs. Dunlap and Butterfield on such aircraft occurred with respect to the interest in the aircraft owned by Union Financial Services, Inc.

Benefits, including health, dental, vision, time off, and the like are designed to be equal to and competitive with the national marketplace. A critical aspect of the Company’s health benefits program is our increasing focus on associate health and wellness. The Company wants to encourage every executive to take a more proactive approach to their personal health and wellbeing. The Company has implemented wellness programs which encourage and reward associates for healthy habits by the opportunity to lower their premium costs.

Currently, the Company does not have any contracts, agreements, plans, or arrangements with its Co-CEOs or executives, whether written or unwritten, that provide for payment in connection with any termination or change-in-control.

The Company does not currently have a formal written policy for the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. However, since under the Executive Officers Bonus Plan the payment of an annual award which is computed based on the Company’s base net income per share for a plan year is not made until after the Company’s earnings for the plan year have been finalized and announced to the public, in the event of a subsequent restatement of earnings the Company would pursue appropriate and equitable remedies to recover the amount of any awards paid under that plan in excess of the amount that would have been paid based on the restated earnings.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company’s income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer or one of the other four highest paid executive officers of the company on the last day of that tax year. This limitation does not apply to certain “performance-based” compensation paid under a shareholder approved plan that meets the requirements of Section 162(m) and the regulations thereunder. The Company’s Executive Officers Bonus Plan was approved by the shareholders in 2003 and is designed to comply with the requirements of Section 162(m). The Committee believes that the Company will not be subject to Section 162(m) limitations on the deductibility of compensation paid to the executives for 2006. The Committee may consider other steps which might be in the Company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which may not comply with the Section 162(m) requirements for deductibility if the Committee concludes that such compensation is in the Company’s best interests in providing incentives to attract, motivate, and retain key executives.

Conclusion

By ensuring market competitive compensation that is aligned with a performance-based organization philosophy, the Company expects to attract, motivate, and retain the executive talent required to achieve long-term goals. This is critical, as management knows the Company’s success hinges on having engaged executives who are committed to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

Respectfully submitted,

James P. Abel, Chairman
Arturo Moreno
Michael Reardon
James H. Van Horn

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Abel (Chairman), Moreno, Reardon, and Van Horn, all of whom are independent Non-Employee Directors. Except Mr. Van Horn, who was an employee of the Company until May 2003, none of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company’s Board of Directors.

Summary Compensation Table

The following table sets forth summary information relating to the fiscal years ended December 31, 2006, 2005, and 2004, with respect to the compensation paid and bonuses granted for services rendered by the Company’s Co-Chief Executive Officers and Chief Financial Officer as well as each of the Company’s other three most highly compensated executive officers during the year ended December 31, 2006 (collectively, the “Named Executive Officers”). Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual Compensation(a)
						Stock		All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)(b)		Awards ($)		Compensation ($)(c)		Total ($)

Michael S. Dunlap	2006	500,000		612,500	(d)	—		9,340		1,121,840
Co-Chief Executive Officer	2005	500,559		1,142,300		—		8,940		1,651,799
	2004	323,456	(e)	733,831		—		26,577	(c)	1,083,864
Stephen F. Butterfield(f)	2006	500,000		612,500	(d)	—		9,340		1,121,840
Co-Chief Executive Officer	2005	500,559		1,142,300		—		8,940		1,651,799
	2004	1,000,039		733,831		—		41,664	(c)	1,775,534
Terry J. Heimes	2006	325,000		200,000		—		9,340		534,340
Chief Financial Officer	2005	300,552		192,000		—		8,940		501,492
	2004	242,666		327,800		—		8,829		579,295
Jeffery R. Noordhoek	2006	275,000		225,000		—		9,331		509,331
President	2005	230,619		192,000		—		8,931		431,550
	2004	213,683		352,800		—		8,744		575,227
David J. Byrnes(g)	2006	500,000		425,020	(h)	50,011	(i)	—		975,031
Chief Executive Officer,	2005	291,667		225,000	(j)	—		8,200		524,867
Nelnet Enrollment Solutions,	2004	—		—		—		—		—
a division of Nelnet, Inc.
Matthew D. Hall	2006	280,439		130,000		84,690	(k)	9,331		504,460
Chief Operating Officer,	2005	229,929		192,000		—		8,931		430,860
Nelnet Education Services,	2004	228,442		352,800		—		8,744		589,986
a division of Nelnet, Inc.

(a)	Executive officers may receive perquisites and personal benefits, the dollar amounts of which are below current Securities and Exchange Commission thresholds for reporting requirements.

(b)	Amounts represent bonuses paid in 2007, 2006, and 2005 for services rendered during the 2006, 2005, and 2004 calendar years, respectively, unless otherwise noted.

(c)	Amounts represent matching contributions under the Company’s 401(k) plan and premiums on life insurance. During 2006, 2005, and 2004, all Named Executive Officers received $8,800, $8,400, and $8,200, respectively, in matching 401(k) contributions, with the exception of Mr. Byrnes, who received $8,200 in matching 401(k) contributions in 2005 and no matching 401(k) contributions in 2006. Also included in “all other compensation” for Mr. Dunlap and Mr. Butterfield in 2004 is $17,687 and $32,774, respectively, which represents personal use of the Company’s aircraft.

(d)	Mr. Dunlap and Mr. Butterfield each requested that $375,000 of their 2006 bonus be distributed to certain associates for purposes of recognition and retention. The amounts distributed to these individuals were in the form of unrestricted fully vested shares of Class A common stock issued pursuant to the Company’s Restricted Stock Plan.

(e)	Mr. Dunlap requested that $700,000 of his 2004 authorized base salary of $1,000,000 be distributed to certain senior management individuals for exemplary performance during 2004.

(f)	On February 7, 2007, Mr. Butterfield informed the Company that he will retire from his position as a Co-Chief Executive Officer of the Company effective immediately after the annual shareholders meeting to which this proxy statement relates. Mr. Butterfield, who will remain an employee of the Company, will continue to receive his current base salary until such retirement, at which time his annual base salary will be reduced to $50,000. In addition, Mr. Butterfield will not receive a bonus for 2007 under the Executive Officers Bonus Plan since he will not be serving as a Co-CEO on December 31, 2007.

(g)	Mr. Byrnes’ employment with the Company commenced when the Company acquired 80% of the capital stock of FACTS Management Co. (“FACTS”) on June 10, 2005. In connection with this acquisition, the Company agreed to pay Mr. Byrnes an annual base salary of $500,000 per year for a three-year employment period and quarterly bonus payments totaling $450,000 for each year of employment. On February 17, 2006, the Company purchased the remaining 20% of the stock of FACTS. Effective with this acquisition, Mr. Byrnes agreed to be compensated under the Company’s performance-based incentive plan versus the prior bonus arrangement.

Mr. Byrnes was appointed as an executive officer of the Company in November 2006. On March 20, 2007, Mr. Byrnes announced to the Company that he will be retiring from his position as Chief Executive Officer of Nelnet Enrollment Solutions effective June 30, 2007. Mr. Byrnes, who will remain an employee of the Company, will continue to receive his current base salary of $500,000 until June 30, 2007, at which time his annual base salary will be reduced to $125,000.

(h)	Amount represents (i) two quarterly bonus payments of $112,500 each paid to Mr. Byrnes during fiscal year 2006 under the initial bonus arrangement for Mr. Byrnes; and (ii) 7,931 shares of unrestricted fully vested Class A common stock issued on March 15, 2007 for 2006 bonus compensation pursuant to the Company’s Restricted Stock Plan. The shares of Class A common stock were issued pursuant to the Company’s performance-based incentive plan. The closing market price on the date of issuance of these shares was $25.22 per share.

(i)	Amount represents 1,983 shares of restricted Class A common stock issued on March 15, 2007 for 2006 bonus compensation pursuant to the Company’s Restricted Stock Plan. The shares were issued as a result of Mr. Byrnes’ election to receive his 2006 performance-based incentive plan payment in shares of stock. During 2006, when an associate elected to take their bonus in shares of stock, the Company awarded additional shares equal to 25% of the amount elected to be received in stock. One-third (661 shares) of these shares vest on each March 15, 2008, 2009, and 2010. The closing market price on the date of issuance of these shares was $25.22 per share.

(j)	Amount represents two quarterly bonus payments of $112,500 each paid to Mr. Byrnes during fiscal year 2005 under the initial bonus arrangement for Mr. Byrnes.

(k)	Amount represents 3,000 shares of restricted Class A common stock issued on December 14, 2006 pursuant to the Company’s Restricted Stock Plan. One-third (1,000 shares) of these shares vest on each December 14, 2007, 2008, and 2009. The closing market price on the date of issuance of these shares was $28.23 per share.

Grants of Plan-Based Awards Table for Fiscal Year 2006

The following table sets forth summary information relating to each grant of an award made to the Company’s Named Executive Officers for the fiscal year ended December 31, 2006.

		Approval of
		Grant by	Number of		Market Value
	Restricted Stock	Compensation	Restricted		of Shares at
Name	Grant Date	Committee	Shares Issued		Grant Date ($)

David J. Byrnes	March 15, 2007(a)	May 24, 2006(b)	1,983(a	)	50,011	(a)
Matthew D. Hall	December 14, 2006	November 14, 2006	3,000(c	)	84,690	(c)

(a)	Amount represents 1,983 shares of restricted Class A common stock issued on March 15, 2007 pursuant to the Company’s Restricted Stock Plan. The shares were issued as a result of Mr. Byrnes’ election to receive his 2006 performance-based incentive plan payment in shares of stock. During 2006, when an associate elected to take their bonus in shares of stock, the Company awarded additional shares equal to 25% of the amount elected to be received in stock. One-third (661 shares) of these shares vest on each

March 15, 2008, 2009, and 2010. The closing market price on the date of issuance of these shares was $25.22 per share.

(b)	Represents the date the Compensation Committee of the Board of Directors approved the Company’s 2006 performance-based incentive plan, in which the Company would award associates additional shares of common stock equal to 25% of the incentive amount elected by the associate to be received in stock.

(c)	Amount represents shares of restricted Class A common stock issued on December 14, 2006 pursuant to the Company’s Restricted Stock Plan. One-third (1,000 shares) of these shares vest on each December 14, 2007, 2008, and 2009. The closing market price on the date of issuance of these shares was $28.23 per share.

Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2006)

The following table sets forth summary information relating to the outstanding equity awards for the Company’s Named Executive Officers as of December 31, 2006.

	Stock Awards
	Number of		Market Value
	Shares of Stock		of Shares of
	That Have		Stock That
Name	Not Vested		Have Not Vested ($)(a)

David Byrnes	1,983	(b)	53,521
Matthew D. Hall	3,000	(c)	80,970

(a)	The closing market price of the Company’s common stock as of December 29, 2006 (the last trading date of fiscal year 2006) was $26.99.

(b)	Amount represents 1,983 shares of restricted Class A common stock issued on March 15, 2007 pursuant to the Company’s Restricted Stock Plan. The shares were issued as a result of Mr. Byrnes’ election to receive his 2006 performance-based incentive plan payment in shares of stock. During 2006, when an associate elected to take their bonus in shares of stock, the Company awarded additional shares equal to 25% of the amount elected to be received in stock. One-third (661 shares) of these shares vest on each March 15, 2008, 2009, and 2010. The closing market price on the date of issuance of these shares was $25.22 per share.

(c)	Amount represents shares of restricted Class A common stock issued on December 14, 2006 pursuant to the Company’s Restricted Stock Plan. One-third (1,000 shares) of these shares vest on each December 14, 2007, 2008, and 2009. The closing market price on the date of issuance of these shares was $28.23 per share.

Stock Option, SAR, Long-Term Incentive, and Defined Benefit Plans

The Company does not have any stock option, SAR, long-term incentive, or defined benefit plans covering its Named Executive Officers.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS

Stock Ownership

The authorized common stock of the Company consists of 660,000,000 shares, $0.01 par value. The common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock. The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value.

The table on the following page sets forth information as of February 28, 2007, regarding the beneficial ownership of each class of the Company’s common stock by:

•	each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock;

•	each of the Named Executive Officers;

•	each incumbent director and each nominee for director; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Under these rules, a person is deemed to beneficially own a share of the Company’s common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership as of February 28, 2007

									Percentage of
						Percentage of Shares			Combined Voting
	Number of Shares Beneficially Owned					Beneficially Owned(1)			Power of all
Name	Class A		Class B		Total	Class A	Class B	Total	Classes of Stock(2)

Michael S. Dunlap	18,239,170	(3)	9,637,729	(4)	27,876,899	48.0%	83.8%	56.3%	74.9%
Stephen F. Butterfield	115		3,952,364	(5)	3,952,479	*	34.4%	8.0%	25.8%
Angela L. Muhleisen	18,239,170	(6)	1,777,034	(7)	20,016,204	48.0%	15.5%	40.4%	23.5%
Union Bank and Trust Company	6,766,066	(8)	1,777,034	(9)	8,543,100	17.8%	15.5%	17.3%	16.0%
Packers Service Group, Inc.	11,068,604	(10)	—		11,068,604	29.1%	—	22.4%	7.2%
Don R. Bouc	618,869	(11)	—		618,869	1.6%	—	1.3%	0.4%
David A. Bottegal	287,366	(12)	—		287,366	*	—	*	0.2%
David J. Byrnes	232,650	(13)	—		232,650	*	—	*	0.2%
Raymond J. Ciarvella	178,462		—		178,462	*	—	*	0.1%
Todd M. Eicher	206,360	(14)	—		206,360	*	—	*	0.1%
Matthew D. Hall	75,649	(15)	—		75,649	*	—	*	0.0%
Terry J. Heimes	205,051	(16)	—		205,051	*	—	*	0.1%
Edward P. Martinez	36,465	(17)	—		36,465	*	—	*	0.0%
William J. Munn	19,040	(18)	—		19,040	*	—	*	0.0%
Jeffery R. Noordhoek	1,001,944	(19)	—		1,001,944	2.6%	—	2.0%	0.7%
Evan J. Roth	7,868	(20)	—		7,868	*	—	*	0.0%
Cheryl E. Watson	77,832		—		77,832	*	—	*	0.1%
James P. Abel	10,346	(21)	—		10,346	*	—	*	0.0%
Thomas E. Henning	13,571	(22)	—		13,571	*	—	*	0.0%
Arturo R. Moreno	17,346		—		17,346	*	—	*	0.0%
Brian J. O’Connor	20,086		—		20,086	*	—	*	0.0%
Michael D. Reardon	11,505	(23)	—		11,505	*	—	*	0.0%
James H. Van Horn	70,983	(24)	—		70,983	*	—	*	0.0%
Executive officers and directors as a group	20,529,026		11,495,377		32,024,403	54.0%	100.0%	64.7%	88.6%

*	Less than 1%.

(1)	Based on 37,998,200 shares of Class A common stock and 11,495,377 shares of Class B common stock outstanding as of February 28, 2007.

(2)	These percentages reflect the different voting rights of the Company’s Class A common stock and Class B common stock. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company’s shareholders.

(3)	Includes shares owned by entities which Mr. Dunlap may be deemed to control, consisting of: 11,068,604 shares owned by Packers Service Group, Inc., of which Mr. Dunlap is a director and president and owns 28.3% of the outstanding capital stock, 404,500 shares owned by Farmers & Merchants Investment Inc. (“F&M”), of which Mr. Dunlap is a director and president and owns or controls 39.8% of the outstanding voting stock, and 6,766,066 shares held by Union Bank and Trust Company (“Union Bank”) for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank with respect to which Union Bank may be deemed to have or share voting or investment power. Mr. Dunlap is non-executive chairman of and controls Union Bank through F&M. Mr. Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except for his beneficial interest in 115 shares of Class A common stock issued through the Company’s 401(k) match. He also disclaims beneficial ownership of the shares held by Packers Service Group, Inc. and F&M, except to the extent of his pecuniary interest therein.

(4)	Includes 1,701,000 shares owned by Mr. Dunlap’s spouse, 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Dunlap is chairman and owns 50.0% of the outstanding capital stock, 1,269,009 shares held by Union Bank as Trustee for a GRAT established by Mr. Dunlap, and 508,025 shares held by Union Bank as Trustee under a GRAT. Mr. Dunlap disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent of his pecuniary interest therein. Mr. Dunlap also disclaims beneficial ownership of the 508,025 shares held by Union Bank as Trustee under the Class B GRAT. A total of 700,000 shares are pledged as collateral for a line of credit which had not been drawn upon as of February 28, 2007.

(5)	Includes 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Butterfield is a director and president and owns 50.0% of the outstanding capital stock and 508,025 shares held by Union Bank as Trustee for a GRAT established by Mr. Butterfield. Mr. Butterfield disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent of his pecuniary interest therein. Includes 1,857,648 shares held by the Stephen F. Butterfield Revocable Living Trust, of which Mr. Butterfield is a trustee.

(6)	Includes 88,864 shares jointly owned by Ms. Muhleisen and her spouse, 981,730 shares owned by her spouse, 1,438,540 shares held by Union Bank as Trustee for Class A GRATs established by Ms. Muhleisen and her spouse, and shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of: 11,068,604 shares owned by Packers Service Group, Inc., of which Ms. Muhleisen is a director and owns or controls 27.0% of the outstanding capital stock, 404,500 shares owned by F&M, of which Ms. Muhleisen is a director and executive vice president and owns or controls 37.3% of the outstanding capital stock, and 3,378,211 shares held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank with respect to which Union Bank may be deemed to have or share voting or investment power. Ms. Muhleisen, the sister of Michael S. Dunlap, is a director, president, and chief executive officer of and controls Union Bank through F&M. Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except for her retained beneficial interest in 1,438,540 shares of Class A common stock held in trust on her behalf and on behalf of her spouse under two of the Class A GRATs. She also disclaims beneficial ownership of the shares held by Packers Service Group, Inc. and F&M, except to the extent of her pecuniary interest therein. The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501.

(7)	Includes 1,777,034 shares held by Union Bank as Trustee under two Class B GRATs. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as Trustee under the Class B GRATs.

(8)	Includes 290,000 shares held as trustee for the University of Nebraska Foundation, 51,000 shares held by the Union Bank profit sharing plan, 878,721 shares held for the account of Angela L. Muhleisen, 277,479 shares held as trustee for a Class A GRAT established by Jeffrey R. Noordhoek, a total of 391,484 shares held as trustee for various Class A GRATs established by Don R. Bouc and his spouse, 100,553 shares held as trustee for a CRUT established by Don R. Bouc and his spouse, 32,021 shares held as trustee for a CRUT established by Jeffrey R. Noordhoek, 719,270 shares held as trustee for a Class A GRAT established by Angela L. Muhleisen, 719,270 shares held as trustee for a Class A GRAT established by Ms. Muhleisen’s spouse, 981,730 shares held for the account of Ms. Muhleisen’s spouse, 88,864 shares held for the account of Ms. Muhleisen or her spouse, and a total of 2,235.674 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank with respect to which Union Bank may be deemed to have or share voting or investment power. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares. The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Angela L. Muhleisen, President.

(9)	Includes 1,777,034 shares held by Union Bank as Trustee under two Class B GRATs. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.

(10)	The address for Packers Service Group, Inc. is 4243 Pioneer Woods Drive, Lincoln, Nebraska, 68506; Attention: Michael S. Dunlap. A total of 3,068,604 shares are pledged as collateral.

(11)	Includes 40,987 shares owned by Mr. Bouc’s spouse, 391,484 shares held by Union Bank as Trustee under Class A GRATs established by Mr. Bouc and his spouse, and 100,553 shares held by Union Bank as Trustee under a Class A CRUT established by Mr. Bouc and his spouse.

(12)	Includes 284,610 shares owned jointly by Mr. Bottegal and his spouse.

(13)	Includes 195,668 shares held by the Byrnes Family Revocable Living Trust, 8,370 shares held by the Byrnes Family Heritage Trust, and 27,902 shares held under a Class A CRUT established for the Byrnes Family.

(14)	Includes 121,835 shares owned by Mr. Eicher’s spouse and are also pledged as collateral.

(15)	Includes 3,000 shares issued under the Company’s Restricted Stock Plan, of which 1,000 shares will fully vest in December 2007, 1,000 shares will fully vest in December 2008, and 1,000 shares will fully vest in December 2009. A total of 19,901 Class A shares are held in a brokerage firm account, which may under certain circumstances involve a pledge of such shares as collateral.

(16)	Includes 50,000 shares owned by Mr. Heimes’ spouse. A total of 118,000 Class A shares are held in a brokerage firm account, which may under certain circumstances involve a pledge of such shares as collateral.

(17)	Includes 250 shares owned by Mr. Martinez’s daughter.

(18)	Includes 3,000 shares issued under the Company’s Restricted Stock Plan, of which 1,000 shares will fully vest in December 2007, 1,000 shares will fully vest in December 2008, and 1,000 shares will fully vest in December 2009. Amount also includes 500 shares owned jointly by Mr. Munn and his spouse.

(19)	Includes 686,756 shares held by the Jeffrey R. Noordhoek Trust, 277,479 shares held by Union Bank as Trustee under a Class A GRAT established by Mr. Noordhoek, and 32,021 shares held by Union Bank as Trustee under a Class A CRUT established by Mr. Noordhoek. A total of 690,500 Class A shares are pledged as collateral.

(20)	Includes 3,000 shares issued under the Company’s Restricted Stock Plan, of which 1,000 shares will fully vest in December 2007, 1,000 shares will fully vest in December 2008, and 1,000 shares will fully vest in December 2009.

(21)	Includes 2,242 shares that Mr. Abel has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan. Also includes 500 shares owned by Mr. Abel’s spouse.

(22)	Includes 4,649 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

(23)	Includes 11,505 shares owned jointly by Mr. Reardon and his spouse in a brokerage firm account, which may under certain circumstances involve a pledge of such shares as collateral.

(24)	Includes 3,902 shares that Mr. Van Horn has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership of Company securities and changes in reported ownership. Executive officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2006 the Company’s executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Company’s directors and members of management beneficially own shares of stock or other ownership interests in other entities with which the Company does business and, in some cases, they serve on the Board of Directors and/or as executive officers of one or more such entities. These related parties include:

•	Union Bank and Trust Company and Farmers & Merchants Investment Inc. — Union Bank is controlled by F&M, which owns 81.0% of Union Bank’s stock. Michael S. Dunlap, a Co-Chief Executive Officer and member of the Board of Directors of the Company, owns or controls 39.8% of the stock of F&M, while Mr. Dunlap’s sister, Angela L. Muhleisen, owns or controls 37.3% of such stock. Mr. Dunlap serves as a director and president of F&M and as non-executive chairman of Union Bank. In 2003, Mr. Dunlap resigned as chief executive officer of Union Bank. Ms. Muhleisen serves as director and executive vice president of F&M and as a director, president, and chief executive officer of Union Bank. At February 28, 2007, Union Bank beneficially owned 17.3% of the Company’s common stock. F&M does not own 5% or more of the Company’s stock; however, the stock holdings of both Union Bank and F&M are deemed to be beneficially owned by both Mr. Dunlap and Ms. Muhleisen, respectively. At February 28, 2007, Mr. Dunlap beneficially owned 56.3% of the Company’s outstanding common stock and Ms. Muhleisen beneficially owned 40.4% of the Company’s outstanding common stock.

Transactions with Union Bank

Union Bank is a major source of student loan origination and sales volume for the Company. Pursuant to agreements effective January 1999 and amended February 2005, the Company agreed to purchase certain guaranteed student loans as well as origination rights in guaranteed student loans to be originated in the future, except for loans committed for sale to others. Union Bank will continue to originate student loans, and such guaranteed student loans not previously committed for sale to others are to be sold by Union Bank to the Company in the future. Union Bank also granted to the Company exclusive rights as marketing agent for student loans on behalf of Union Bank, and thus the Company is responsible for marketing expenses with respect to such student loans.

The Company pays Union Bank a purchase price equal to 100% of the outstanding principal balance and accrued and unpaid interest on the loans purchased pursuant to the agreement described in the preceding paragraph, and also reimburses Union Bank for origination fees required to be paid to the Department of

Education, for origination costs, and any borrower incentive program costs offered. During 2006, the Company paid approximately $10.8 million plus the outstanding principal and accrued and unpaid interest of approximately $0.6 billion to Union Bank for the purchase of student loans. This agreement renews automatically for successive one-year terms unless both parties mutually agree to terminate it.

In 1999, the Company entered into a 360-day commitment with Union Bank to purchase its federally guaranteed student loans, in which Union Bank retained rights pursuant to the agreement discussed previously, at par. This purchase commitment has been renewed annually for successive terms after its inception and was amended in February 2005. The commitment has grown into an obligation to purchase an aggregate amount of up to $1.25 billion of student loans from Union Bank. This purchase commitment agreement is terminable by either party by the giving of notice of termination at least 90 days prior to the end of the then current 360-day term.

Pursuant to a June 2001 agreement, Union Bank, in its capacity as trustee for various grantor trusts, agreed to purchase from the Company up to $750 million of participation interests in student loans. In 2006, the Company retained a portion of the interest earned from the participated loans at a rate equal to the difference between the borrower’s interest rate on the loans and the 90-day commercial paper rate plus 22.5 basis points (this rate changed to 90-day commercial paper rate plus 20 basis points for participations up to and including $200 million and 90-day commercial paper rate plus 6 basis points for participations over $200 million pursuant to an amendment effective December 2005). However, the Company also must continue to pay the servicing costs with respect to such participated loans. The Company sold to Union Bank, as trustee, participation interests with balances of approximately $226.3 million as of December 31, 2006. The Company has the option to purchase the participation interests from these grantor trusts at the end of a 364-day term upon termination of the participation certificate. The agreement automatically renews for additional 364-day terms unless either party gives notice to terminate. The agreement is also terminable by either party upon five business days’ notice. This agreement provides beneficiaries of Union Bank’s grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short-term basis.

The Company services loans for Union Bank, and, pursuant to a servicing agreement dated January 1, 1998, as amended, the Company charges a standard origination and servicing fee at a level substantially commensurate to those charged to the majority (in terms of volume of loans serviced) of the Company’s non-affiliated servicing clients. Union Bank paid the Company fees pursuant to this servicing agreement aggregating approximately $0.3 million in 2006. The servicing agreement is for a month-to-month term, subject to a removal fee based on the number of loans serviced. The Company may terminate the agreement in the event of a material uncured breach. Pursuant to the February 2005 amendment of agreements with Union Bank discussed previously, the Company began waiving fees charged under the servicing agreement on all loans as they are funded by and sold to the Company.

On October 13, 2006, the Company purchased its corporate headquarters building and assumed certain existing lease agreements pursuant to which Union Bank leases office and storage space. Union Bank paid the Company approximately $28,000 for commercial rent and storage income during 2006. The leases assumed by the Company provide for the lease to Union Bank of a total of approximately 15,060 square feet of office and storage space for a total rental amount of approximately $168,000 per year. The lease agreement expires on June 30, 2008, but is subject to options to extend the term of the lease for two periods of an additional five years each. Rental rates are subject to specified annual rental increases and additional rental increases based on increases in the cost of living measured by the National Consumer Price Index.

The Company has obtained the right to acquire from Union Bank 100% of the participation interests in an unspecified volume of private loans which comply with the Company’s internal underwriting criteria (as modified from time to time). On these participations, the Company earns 100% of the borrower interest rate, less servicing costs thereon in an amount equal to 1% per annum of the aggregate average outstanding principal balances of such participations. The parties mutually agree upon the volume of such participations from time to time. In 2006, the Company did not purchase any participation interests in private loans pursuant to this agreement. The agreement is subject to termination upon 30 days’ notice by either party.

The Company has entered into an agreement to assist Union Bank in marketing and providing program operations related to the Nebraska College Savings Plan, or the College Savings Plan, a plan under Section 529 of the Internal Revenue Code. Union Bank has agreed to pay the Company fees in an amount equal to 50% of the net profits, if any, associated with Union Bank’s program management agreement with the College Savings Plan. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plan and is not entitled to other payments pursuant to that agreement. The Company has agreed to share 50% of the expenses relating to the program, up to a capped amount of $1.25 million over the life of the agreement, as well as 50% of mutually agreeable costs related to the program operations, if any, which exceed the aggregate of $1.25 million. In 2006, the Company received a net fee of approximately $2.0 million arising from this agreement. This consulting and services agreement terminates when Union Bank’s program manager agreement with the College Savings Plan terminates, in approximately six years.

Nelnet Capital, LLC, a subsidiary of Nelnet, Inc (“Nelnet Capital”) serves as distributor on behalf of Union Bank for all advisor-sold accounts with the College Savings Plan. Nelnet Capital is entitled to approximately 10 basis points of plan assets pursuant to this agreement. Either party upon 30 days’ notice may terminate this agreement. Nelnet Capital also serves as distributor on behalf of Union Bank for the TD Waterhouse accounts within the College Savings Plan. This agreement terminates upon termination of the TD Waterhouse distribution agreement for the College Savings Plan. Nelnet Capital received payments aggregating approximately $188,000 from these agreements in 2006.

In March 2001, Nelnet Capital hired Adminisystems, Inc., a subsidiary of F&M, to perform certain administrative services in connection with the investment portfolios maintained by the College Savings Plan. The fees to be paid under this agreement equal 40% of the distribution fees that Nelnet Capital receives with respect to certain accounts placed with the College Savings Plan. Nelnet Capital paid Adminisystems, Inc. approximately $158,000 in 2006. Any party upon 60 days’ notice may terminate this agreement. In addition, the Company paid Adminisystems approximately $20,000 for other services provided in 2006.

The Company invests in student loan-backed investment securities from time to time by establishing several grantor trusts with Union Bank as trustee for Union Bank’s Short Term Federal Investment Trust. As a grantor, the Company places cash into the trust account, and Union Bank uses such cash to acquire interests in student loan-backed investment securities on the Company’s behalf. The Company earns the yield on the securities purchased by the trust and pays to Union Bank a trustee fee based on amounts invested and upon the type of investment asset being acquired in the trust account. As of December 31, 2006, the Company had approximately $121.4 million invested in these trusts or deposited at Union Bank in operating accounts, of which approximately $54.0 million is cash collected for customers. Union Bank has created similar Short Term Federal Investment Trusts with non-affiliated trust beneficiaries, and the fees and terms applicable to the trust agreements it has entered into with the Company are the same as the fees charged by Union Bank to the majority (in terms of assets) of non-affiliated persons. As trustee, Union Bank has agreed to return the Company’s funds invested in these trusts or assets held on the Company’s behalf in these trusts upon 30 days’ notice from the Company at any time and thus terminate the trusts. The Company utilizes these trust arrangements as a short-term investment facility. Interest income earned by the Company on the amounts invested in these trusts was $7.9 million in 2006.

The Company and Union Bank have an employee sharing arrangement with respect to a small group of employees. The arrangement requires each counter party receiving services from any such employee to pay for the share of the employee’s salary and payroll equal to the approximate percentage of such employee’s time devoted to such recipient. This agreement renews automatically for one-year terms unless the parties mutually agree not to renew. During 2006, Union Bank paid the Company a net amount of approximately $26,000 under this agreement.

Union Bank has issued a letter of credit for the benefit of the Company, dated February 25, 2005 and amended on May 24, 2006, in the amount of $239,000. Union Bank charged no fee for providing this letter of credit.

The Company has retained Union Bank to administer certain 401(k) profit sharing plans pursuant to a series of agreements. The fees charged by Union Bank are commensurate with those Union Bank charges to other employee benefit customers. The Company paid Union Bank the sum of approximately $233,000 in fees for these plans in 2006. These agreements may be terminated upon 60 days’ notice from either party.

Union Bank permits Nelnet Capital to gain certain access to Union Bank customers by permitting marketing efforts in Union Bank facilities. Nelnet Capital paid Union Bank 90% of its gross commissions, after deducting trading and closing expenses, which was approximately $153,000 in 2006.

Nelnet Capital has an agreement with Union Bank to provide mortgage loan consulting services. Nelnet Capital received fees for these services of approximately $157,000 in 2006.

In October 2002, Nelnet Capital agreed to act as the principal underwriter for the Stratus Funds, Inc., or Stratus Funds, a group of mutual funds associated with Union Bank. Nelnet Capital did not receive any fees in 2006 pursuant to this agreement. This agreement has a one-year term that renews automatically, with the Stratus Funds’ prior approval, for successive one-year terms unless terminated by a vote of the majority of the Board of Directors, including a majority of disinterested directors, of the Stratus Funds or a majority of its shareholders. Nelnet Capital may also terminate this agreement on 60 days’ notice.

Transactions with Farmers & Merchants and Its Related Parties

The Company has provided to The First Marblehead Corporation, or First Marblehead, and each special purpose entity, or SPE, named in the agreement a guarantee of liabilities of First National Bank Northeast, or First National, pursuant to indemnity covenants given by First National to First Marblehead with respect to a sale of loans from First National to First Marblehead. Mr. Dunlap is a director of First National, and F&M owns, indirectly, approximately 25% of the outstanding capital stock of that financial institution. The Company’s liability under such guarantee is limited to an aggregate amount of $10 million, plus costs incurred by First Marblehead with respect to recovery efforts. In consideration for such guarantee, First Marblehead agreed to pay or cause a SPE to pay the Company the sum of 1% of the outstanding balance of private loans sold by First National to First Marblehead. This guarantee remains in effect until First Marblehead and the SPEs receive written notice from the Company to discontinue the guarantee or until all obligations of First National pursuant to its indemnity of First Marblehead are paid in full. The Company earned approximately $58,000 in 2006 from this agreement and has not paid out any sums pursuant to the indemnity covenants thereunder.

Nelnet Capital has an agreement with F&M pursuant to which Nelnet Capital, for a fee equal to the amount received by F&M, assists with the performance of mortgage loan consulting services that F&M provides for a third-party bank. Nelnet Capital received fees of approximately $53,000 in 2006 from this agreement. This agreement terminates when the agreement between F&M and the third-party bank terminates.

Other Related Party Transactions

The Company provides a $1.0 million operating line of credit to Premiere Credit of North America, LLC (“Premiere”), an entity with 50% interest owned by the Company. As of December 31, 2006, Premiere owed the Company approximately $379,000 under this line of credit. This line of credit is automatically renewable for 1 year terms. In addition, Premiere provides the Company with certain collection services. During 2006, the Company incurred collection fee expenses of approximately $380,000 for these services. Cheryl E. Watson, Executive Director and Chief Communications Officer of the Company, and Matthew D. Hall, Executive Director and Chief Operating Officer of the Company’s Education Services Division, are managers of Premiere.

The Company owns a 74.753% interest in an aircraft due to the frequent business travel needs of the Company’s executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company’s headquarters are located. Union Financial Services, Inc. (“UFS”), which is owned by Michael S. Dunlap and Stephen F. Butterfield, who is a Co-Chief Executive Officer and member of the Board of Directors of the Company, owns the remaining 25.247% interest in the same aircraft. The aircraft joint ownership agreement between the Company and UFS for this aircraft has a fixed term ending September 30, 2009, at which time UFS will have the right to require the Company to purchase UFS’s interest in the aircraft for an amount equal to UFS’s pro rata portion (determined on the basis of its ownership percentage) of the aircraft’s fair market value at that time. If the term of the joint ownership agreement is not extended by agreement of the Company and UFS, the aircraft must be sold and the net proceeds from the sale distributed to the Company and UFS in proportion to their ownership percentages. Under an aircraft maintenance agreement among the Company, UFS, and an unrelated aviation service company, a total of approximately $218,000 in management fees was paid to the service company in 2006, which amount was allocated to the Company and UFS based on their respective ownership percentages. The maintenance agreement also provides that the Company must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by UFS, and that both the Company and UFS must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.

The Company has entered into an agreement with a package delivery company pursuant to which the Company and other entities under common control with the Company, including Union Bank, Union Mortgage, Union Title Company (collectively the “Union Entities”), receive discounted delivery rates. Michael Dunlap and Angela Muhleisen are officers, directors, or principal shareholders of the Union Entities. The Company and the Union Entities are invoiced separately for services under the agreement. The Company and the Union Entities spent an aggregate of $48,000 for shipments during 2006 under the terms of the agreement and received aggregate discounts equal to $42,000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company’s independent auditors. The Committee is comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.net. The Board has determined that each Committee member is independent under the standards of director independence established under the Company’s Corporate Governance Guidelines and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. The Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles or as to auditor independence. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Committee held 12 meetings during 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors, and the Company’s independent auditors, KPMG LLP. The Committee discussed with the Company’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Committee also met with senior management personnel.

The Committee reviewed and discussed the Company’s guidelines, policies, and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. The Committee reviewed and discussed with management its reports on risk management. The Committee reviewed the scope of the internal audit plan and reviewed the results of completed internal audits. The Committee approved the 2006 budget for internal audit and the Committee reviewed and discussed the Committee’s charter, policies, and practices.

The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 with management, the internal auditors, and KPMG LLP. The Committee reviewed and discussed the critical accounting policies as set forth in the Company’s annual report on Form 10-K. The Committee reviewed and discussed with management, the internal auditors, and KPMG LLP management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report. The Committee also discussed with management, internal auditors, and KPMG LLP the process used to support certifications by the Company’s Co-Chief Executive Officers and Chief Financial Officer that are required by the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the processes used to support management’s annual report on the Company’s internal control over financial reporting.

The Committee also discussed with KPMG LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

KPMG LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. The Committee discussed with KPMG LLP their independence from the Company. When considering KPMG’s independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. The Committee also reviewed, among other things, the audit, audit-related, and tax services performed by, and the amount of fees paid for such services to KPMG LLP. The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.

Based on the Committee’s review and these meetings, discussions, and reports, and subject to the limitations on the Committee’s role and responsibilities referred to previously and in the Audit Committee Charter, the Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s 2006 annual report on Form 10-K for filing with the SEC.

The Committee has also selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2007 and is presenting the selection to the shareholders for ratification.

Respectfully submitted,

Brian J. O’Connor, Chairman
Thomas E. Henning
James Van Horn

PROPOSAL 2 — APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee selects the Company’s independent auditor. This proposal is put before the shareholders because the Board believes that it is good corporate practice to seek shareholder ratification of the selection of the independent auditor. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as independent auditors for 2007.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of KPMG LLP. Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as independent auditors for 2007.

Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant Fees and Services

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2006 and 2005 are set forth below.

	2006	2005

Audit fees	$750,398	$874,328
Audit-related fees	884,049	606,309
Tax fees	341,099	327,777
Other	1,500	—

Total	$1,977,046	$1,808,414

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company and subsidiary audits, the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the Securities and Exchange Commission.

Audit-Related fees were for assurance and other services related to service provider compliance reports, employee benefit plan audits, agreed-upon procedures, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance and planning.

Other fees represent amount paid by the Company for access to an on-line accounting and tax reference tool.

The Audit Committee’s pre-approval policy and procedures are outlined in its charter. The Audit Committee has the sole authority to appoint, retain, and terminate the Company’s independent auditor, which reports directly to the Audit Committee. The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 — APPROVAL OF THE EXECUTIVE OFFICERS BONUS PLAN

Background

Prior to the Company’s initial public offering in December 2003, the Board of Directors established the Executive Officers Bonus Plan in order to provide the Company’s Co-Chief Executive Officers, Michael S. Dunlap and Stephen F. Butterfield, with an opportunity to earn annual incentive cash bonus compensation based on the Company’s income, as defined under the plan, for each particular plan year. For 2006, the Co-Chief Executive Officers each earned $987,500 under the plan, but each also voluntarily elected to forego $375,000 in bonus compensation to which they were otherwise entitled under the plan.

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company’s income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer or one of the other four highest paid executive officers of the company on the last day of that tax year. This limitation does not apply to certain “performance-based” compensation paid under a shareholder approved plan that meets the requirements of Section 162(m) and the regulations thereunder. Under the applicable Section 162(m) regulations, there are transitional provisions for pre-IPO plans whereby the deductibility limitation may not apply until the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurs. Accordingly, since these pre-IPO transition provisions are expiring for the Company, the Company is seeking shareholder approval of the Executive Officers Bonus Plan to ensure that compensation paid under the plan can be eligible for the “performance based compensation” exemption from the limits on tax deductibility imposed by Section 162(m).

Summary of the Plan

The following is a summary of the principal features of the Executive Officers Bonus Plan, a copy of which is attached to this proxy statement as Appendix A. In addition, the Company will furnish a copy of the plan to any shareholder upon written request to the Company’s Corporate Secretary.

Administration

The plan is administered by the Compensation Committee of the Board of Directors, and such Committee has the authority to make determinations as may be required under the terms of the plan.

Eligibility and Participation

The plan provides that each of the Company’s Co-Chief Executive Officers is eligible to participate in the plan.

Stephen F. Butterfield has notified the Company that he is retiring from his position as a Co-Chief Executive Officer of the Company to be effective immediately after the annual meeting of shareholders to which this proxy statement relates. Accordingly, Mr. Butterfield will not receive a bonus under the plan for 2007 since Mr. Butterfield will not be serving as a Co-Chief Executive Officer of the Company as of December 31, 2007.

Performance Criteria and Determination of Awards

Under the plan, as amended on November 14, 2006 to be effective as of January 1, 2007, the amount of bonus compensation to which a Co-Chief Executive Officer is entitled for each plan year shall equal $500,000 for every $1.00 of Base Net Income Per Share for the plan year, or the pro-rata share thereof. For example, if Base Net Income Per Share equals $2.50, the award to a Co-Chief Executive Officer would equal $1,250,000.

The term “Base Net Income” is defined under the plan to mean the Company’s annual base net income for the plan year as calculated and reported in the Company’s earnings releases and filings, and the term “Base Net Income Per Share” is defined under the plan to mean Base Net Income divided by the weighted average basic number of common shares outstanding as of the end of the plan year.

The plan provides that, notwithstanding the foregoing, a Co-Chief Executive Officer shall not be entitled to any award in any plan year in which the Company fails to maintain a credit rating by Standard & Poor’s and Moody’s Investor Services of “BBB” or higher.

Payment of Awards

Awards for a plan year are paid in cash after the Company’s earnings for the plan year have been finalized and announced to the public.

Nontransferability

No awards or rights under the plan may be transferred or assigned other than by will or the laws of descent and distribution.

Amendment and Termination

The Board of Directors may terminate the plan at any time and may amend it from time to time. However, no termination or amendment of the plan shall adversely affect the rights of a Co-Chief Executive Officer to a previously earned award.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Executive Officers Bonus Plan, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the plan.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO PROVIDE FOR MAJORITY VOTING IN THE ELECTION OF DIRECTORS

Background

The Nebraska Business Corporation Act provides that, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Under plurality voting, the director nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting, without regard for votes “withheld” or not cast. Accordingly, a director nominee in an election to be decided by plurality voting could theoretically be elected with as little as one vote.

The Nominating and Corporate Governance Committee and the Board of Directors believe that active shareholder participation in the election of directors is important to the Company and to effective corporate governance. In response to concerns about plurality voting, several public companies have recently approved charter amendments requiring a majority voting standard in the election of directors. The Board of Directors has concluded that adoption of a majority voting standard will complement the Company’s existing governance policies and is consistent with the Company’s efforts to adopt corporate governance best practices. Therefore, the Board of Directors has approved and recommends shareholder approval of an amendment to the Company’s Articles of Incorporation to provide for a majority voting standard in the election of directors.

Description of Proposed Amendment

The Board of Directors has approved an amendment to Article VI of the Company’s Articles of Incorporation to provide that in all elections for directors of the Company, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and not by a plurality of votes.

The complete text of the proposed amendment is included in the form of Articles of Amendment attached to this proxy statement as Appendix B. If the amendment is approved by the shareholders, the Articles of Amendment in substantially the same form as set forth in Appendix B will be filed with the Nebraska Secretary of State and become effective on the date of such filing.

Purpose and Effects of the Proposed Amendment

The purpose of the proposed amendment is to provide for majority voting in the election of directors in order to encourage active shareholder participation in the election of directors and enhance the Company’s existing corporate governance policies and practices.

The proposed amendment could have the effect of making the election of a director more difficult in contested elections. The change to a majority voting standard is not being proposed for the purpose of making contested director elections more difficult or in response to any known efforts by any person to propose a director nominee for election to the Board of Directors. Under the Company’s Articles of Incorporation, the Board of Directors would continue to have the right to fill any vacant seat on the Board of Directors, including any vacancy caused by the failure of any director nominee to be elected by a majority vote.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposed amendment, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the proposed amendment to the Company’s Articles of Incorporation to provide for majority voting in the election of directors.

PROPOSAL 5 — APPROVAL OF ISSUANCE OF UP TO 11,068,604 SHARES OF CLASS A
COMMON STOCK FOR ACQUISITION OF PACKERS SERVICE GROUP, INC.,
WHOSE PRINCIPAL ASSET IS 11,068,604 SHARES OF CLASS A COMMON STOCK

Background

The Board of Directors has approved a proposed acquisition of Packers Service Group, Inc. (“Packers”) in a reorganization transaction in which Packers would be merged into a wholly-owned subsidiary of the Company, and the Company would issue shares of its Class A common stock to the Packers shareholders. The principal asset of Packers is its investment in a total of 11,068,604 shares of the Company’s Class A common stock held by Packers, which shares the Company would effectively acquire in the acquisition. Based on the closing market price of the Class A common stock reported on the New York Stock Exchange on April 12, 2007, 99% of the assets of Packers by value are represented by such 11,068,604 shares of Class A common stock held by Packers. Although the actual number of shares of Class A common stock to be issued in the acquisition will depend on the relative share value on the date that the share numbers are fixed on or near the date of completion of the transaction, based on the current market price for shares of Class A common stock, the Company currently anticipates issuing a total of approximately 10,500,000 shares of Class A common stock to the Packers shareholders in the acquisition, which number of shares represents approximately 28% of the currently issued and outstanding shares of Class A common stock and reflects the fact that Packers currently has approximately $15 million in outstanding debt. Packers is owned by 30 individual shareholders, the most significant of whom include Michael S. Dunlap, a co-Chief Executive Officer, member of the Board of Directors, and substantial shareholder of the Company, and Angela L. Muhleisen, a substantial shareholder of the Company and one of Mr. Dunlap’s sisters.

The Company is seeking shareholder approval of the issuance of shares of Class A common stock in the acquisition in order to comply with applicable New York Stock Exchange rules since the total number of shares to be issued in the acquisition would exceed 20% of the number of shares outstanding prior to the transaction, and shares would be issued to a director, officer, and substantial shareholders in amounts which exceed 1% of the number of shares outstanding before the issuance.

Description of Packers

Packers is primarily a holding company. The principal asset of Packers is its investment in 11,068,604 shares of the Company’s Class A common stock, which represents 29.1% of the issued and outstanding shares of Class A common stock as of February 28, 2007. Packers also owns all of the outstanding capital stock of First National Life Insurance Company (“First National Life”), which writes credit life and credit accident and health insurance policies for customers of Union Bank and Trust Company, which is controlled by Mr. Dunlap and Ms. Muhleisen, as well as customers of other financial institutions. First National Life has not provided any products or services for the Company within the last three years.

Based on the closing market price of the Class A common stock reported on the New York Stock Exchange on April 12, 2007, the 11,068,604 shares of the Company’s Class A common stock held by Packers have a value of $254.5 million. In addition, the Company believes that the current value of First National Life is approximately $2 million. Further, Packers currently has approximately $15 million of outstanding debt, which is collateralized and primarily related to its holdings of shares of the Company’s Class A common stock. The outstanding Packers debt is currently held by a third party financial institution, is due on demand, and carries a variable interest rate of one percent over LIBOR.

The Company believes that it can directly utilize the expertise and capital of First National Life by offering insurance products through First National Life that would insure a student’s ability to continue making loan payments in the event of death, disability, or unemployment. Certain of these insurance products are expected to be matched with specific lending programs that the Company currently has in place and would be intended to reduce default rates. First National Life could also be an eligible lender and originate student loans under federal student loan programs.

Due to the fact that 99% of the assets by value of Packers are represented by the 11,068,604 shares of the Company’s Class A common stock that Packers currently holds and which would be acquired by the Company in the acquisition, further financial information, financial statements, and related information of Packers are not included in this proxy statement.

The mailing address of the principal executive offices of Packers is 4243 Pioneer Woods Drive, Lincoln, Nebraska 68506, and the telephone number at that address is (402) 323-1245.

Description of the Acquisition

In the proposed acquisition, Packers will merge into a wholly-owned subsidiary of the Company and the Company will issue shares of its Class A common stock to the Packers shareholders. Based on the current value of the 11,068,604 shares of Class A common stock held by Packers, the Company currently anticipates issuing a total of approximately 10,500,000 shares of Class A common stock to the Packers shareholders in the acquisition, which number of shares reflects the reduction in value of Packers attributable to the approximately $15 million in outstanding Packers debt. Although the actual number of shares of Class A common stock to be issued in the acquisition will depend on the relative share values on the date that the share numbers are fixed on or near the date of completion of the transaction, the actual number of shares of Class A common stock to be issued will not exceed the 11,068,604 shares of Class A common stock currently held by Packers and to be acquired by the Company in the acquisition, due to the reduction in value of Packers attributable to its $15 million in outstanding debt.

Since the 11,068,604 shares of Class A common stock currently held by Packers will be acquired by a wholly-owned subsidiary of the Company at the same time as the issuance of the currently expected total of approximately 10,500,000 shares in the merger, the issuance of shares of Class A common stock in the merger will not result in an increase in the number of shares of Class A common stock outstanding outside of the Company’s consolidated subsidiaries. In addition, under the Nebraska Business Corporation Act, the shares of

Class A common stock to be acquired from Packers by a wholly-owned subsidiary of the Company will no longer be entitled to vote once they are held by a wholly-owned subsidiary of the Company.

One of the purposes of the acquisition is to eliminate the now unnecessary separate existence of Packers through a tax-free reorganization in which the pro rata interests of the Packers shareholders in the assets of Packers (principally the 11,068,604 shares of the Company’s Class A common stock held by Packers) become directly held by the Packers shareholders. Accordingly, the proposed acquisition is intended to qualify as a tax free reorganization under Section 368(a)(1) of the Internal Revenue Code, whereby neither of the Company, the merger subsidiary, nor Packers would recognize any taxable gain or loss as a result of the acquisition. In addition, the Packers shareholders would not recognize taxable gain or loss as a result of their receipt of shares of the Company’s Class A common stock in the acquisition, thus allowing them to directly acquire and hold their approximate pro rata interest in the shares of Class A common stock currently held by Packers without triggering the recognition of taxable gain or loss. Packers has requested a private letter ruling from the Internal Revenue Service with respect to the proposed acquisition, and a copy of the request has been furnished to the Company. The receipt of a favorable ruling and its continuing validity will be subject to representations and assumptions. The Company is not aware of any facts or circumstances that would cause these representations or assumptions to be untrue. Packers has not yet received the private letter ruling and there can be no assurance that a private letter ruling will be received, or that, if received, the Internal Revenue Service will agree that the acquisition qualifies as a tax free reorganization. If Packers does not receive a favorable private letter ruling, it will not complete the transaction.

The Company believes that the issuance of shares in the acquisition will be exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) thereof, due to the limited manner of the issuance and the limited number of Packers shareholders, their knowledge and experience in financial and business matters, their access to business and financial information about the Company, and the limitations on resale of the shares to be issued in the acquisition.

The Company does not anticipate that any other federal or state regulatory requirements must be complied with or approval must be obtained in connection with the proposed acquisition.

Interests of Related Parties

Mr. Dunlap and Ms. Muhleisen beneficially own 28.3% and 27.0%, respectively, of the capital stock of Packers. In addition, Ms. Muhleisen is an executive officer and director of Packers. Further, Todd M. Eicher, an executive officer of the Company, beneficially owns 2.4% of the capital stock of Packers. Based on the closing market price of the Class A common stock reported on the New York Stock Exchange on April 12, 2007, these individuals would receive the following shares of the Company’s Class A common stock in the acquisition of Packers:

	Number of	% of Outstanding	Approximate
	Shares	Shares	Value

Michael S. Dunlap	2,967,137	7.8%	$68,200,000
Angela L. Muhleisen	2,835,848	7.4	65,200,000
Todd M. Eicher	249,450	0.7	5,700,000

However, since the 11,068,604 shares of Class A common stock currently held by Packers will be acquired by a wholly-owned subsidiary of the Company at the same time as the issuance of an expected lesser number of shares of Class A common stock in the acquisition, the issuance of shares of Class A common stock in the merger will not result in an increase in the pro rata interest that these individuals currently have by virtue of their interests with respect to the shares of Class A common stock currently held by Packers.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the issuance of up to 11,068,604 shares of the Company’s Class A common stock in the proposed acquisition of Packers, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the issuance of the shares.

PROPOSAL 6 — APPROVAL OF AMENDMENT TO THE RESTRICTED STOCK PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN FROM A TOTAL OF 1,000,000 SHARES
TO A TOTAL OF 2,000,000 SHARES

Background

The Board of Directors has approved an amendment to the Nelnet, Inc. Restricted Stock Plan (the “Restricted Stock Plan”) to increase the number of shares of the Company’s Class A common stock that may be issued under the Restricted Stock Plan from a total of 1,000,000 shares to a total of 2,000,000 shares.

The Restricted Stock Plan was originally adopted in November 2003. The Restricted Stock Plan provides for grants of awards of restricted shares and restricted stock units to employees of the Company and its subsidiaries and affiliates, and currently allows for the issuance of a total of 1,000,000 shares of Class A common stock pursuant to restricted share or restricted stock unit awards.

As of March 31, 2007 there were 819,267 remaining shares of Class A Common Stock available for issuance in connection with future awards under the Restricted Stock Plan. The Company currently anticipates granting awards during 2007 with respect to a total of approximately 460,000 shares of Class A Common Stock to eligible employees who are not executive officers of the Company, in order to facilitate increased equity ownership by Company employees. The Board of Directors has approved the amendment to the Restricted Stock Plan to increase the number of shares authorized to be issued under the Restricted Stock Plan in order to ensure that the Company will have a sufficient number of shares available under the Restricted Stock Plan for anticipated awards to employees during 2007 and 2008.

The Board of Directors believes that the availability of shares for Restricted Stock Plan awards is important to the Company and advances the interests of the Company and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its subsidiaries and affiliates upon whose judgment, initiative, and efforts the continued success, growth, and development of the Company is dependent.

The Company is seeking shareholder approval of the amendment to the Restricted Stock Plan in order to comply with applicable New York Stock Exchange rules.

Summary of the Plan

The following is a summary of the principal features of the Restricted Stock Plan, a copy of which is attached to this proxy statement as Appendix C. In addition, the Company will furnish a copy of the Restricted Stock Plan to any shareholder upon written request to the Company’s Corporate Secretary.

Total Shares Reserved for Issuance

Subject to equitable adjustment in the event of any stock split, stock divided, or similar transaction, the total number of shares of Class A common stock reserved for issuance in connection with awards under the Restricted Stock Plan is currently 1,000,000, and after giving effect to the amendment will be 2,000,000. If any awards are forfeited, canceled, terminated, exchanged, or surrendered, or such award is settled in cash or otherwise terminates without a distribution of shares to the participant, any shares counted against the number of shares reserved and available under the Restricted Stock Plan with respect to such award are, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, or surrender, again available for awards under the Restricted Stock Plan. Any shares of Class A common stock issued pursuant to an award may be either authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

Administration

The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors, and such Committee has full and final authority to make all decisions and determinations as may be required under the terms of the Restricted Stock Plan or as the Committee may deem necessary or advisable for the administration of the Restricted Stock Plan, in each case subject to and consistent with the provisions of the Plan. Subject to the provisions of the Restricted Stock Plan, the Committee may select employees to whom awards may be granted, determine the number of awards to be granted and the number of shares to which an award may relate, and determine the terms and conditions of any award granted under the Restricted Stock Plan.

Eligibility and Participation

Any employee of the Company, a subsidiary, or an affiliate of the Company may be granted an award under the Restricted Stock Plan. An award may be granted to an employee in connection with his or her hiring or retention prior to the date the employee first performs services for the Company, a subsidiary, or an affiliate. However, any such award may not become vested prior to the date the employee first performs such services.

During the year ended December 31, 2006, approximately 220 employees received awards under the Restricted Stock Plan. During the quarterly period ended March 31, 2007, approximately 140 employees received awards under the Restricted Stock Plan.

Restricted Share Awards

Awards of restricted shares are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose. Such restrictions lapse under circumstances as the Compensation Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria. Except to the extent restricted under the award agreement, an eligible employee granted restricted shares has all of the rights of a shareholder, including the right to vote restricted shares and receive dividends thereon. Except as otherwise determined by the Compensation Committee, upon termination of service during the applicable restriction period, restricted shares and any accrued but unpaid dividends that are at that time subject to restrictions will be forfeited.

Restricted Stock Unit Awards

Each restricted stock unit awarded represents a right for one share of Class A common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Restricted Stock Plan and the award agreement. A restricted stock unit award agreement may provide for forfeiture and cancellation of the restricted stock units upon termination of the participant’s employment with the Company or nonperformance of specified performance measures established by the Compensation Committee. A restricted stock unit award agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the restricted stock units to vest and become no longer subject to forfeiture. Restricted stock units shall not be credited with dividend equivalents unless specifically provided for in the award agreement, and then only upon such terms and conditions as set forth in the award agreement.

Restricted stock units (if not previously cancelled or forfeited) shall be settled in accordance with the terms and conditions of the applicable award agreement. A restricted stock unit award agreement may provide that settlement may be made solely through the issuance of shares or, at the mutual election of the participant and the Company, in a combination of shares and cash.

Nontransferability

Unless otherwise set forth by the Compensation Committee in an award agreement, awards are not transferable by an eligible employee except by will or the laws of descent and distribution (except pursuant to a beneficiary designation). An eligible employee’s rights under the Restricted Stock Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the eligible employee’s creditors.

Amendment

The Board of Directors may amend, alter, suspend, discontinue, or terminate the Restricted Stock Plan without the consent of the shareholders of the Company or participants, except that any such amendment or alternation shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. In addition, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Restricted Stock Plan may materially and adversely affect the rights of such participant under any award previously granted to the participant.

Duration

The Restricted Stock Plan will terminate as to future awards on November 13, 2013.

Principal Federal Income Tax Consequences

The principal United States federal income tax consequences to participants and the Company with respect to awards of restricted shares or restricted stock units made to selected employees under the Restricted Stock Plan are summarized below. This summary is based on the Internal Revenue Code of 1986 and IRS regulations in effect as of the date of this proxy statement.

Restricted Share Awards

A grantee normally will not recognize taxable income upon an award of restricted shares, and the Company will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time, plus the amount of any dividends to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted shares are awarded in an amount equal to their fair market value at that time, determined without regard to the restrictions. The Company will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Restricted Stock Unit Awards

The grant of a restricted stock unit will not result in any immediate tax consequences to the Company or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. The Company will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Golden Parachute Tax and Section 280G of the Internal Revenue Code

If an award is accelerated as a result of a change in control of the Company, all or a portion of the value of the award at that time may be a “parachute payment” under Section 280G of the Internal Revenue Code for certain employees. Section 280G generally provides that if parachute payments equal or exceed three times an award holder’s average W-2 compensation for the five tax years preceding the year of the change in control, the Company will not be permitted to claim its deduction with respect to any “excess parachute payments” made to the individual. An “excess parachute payment” generally is the portion of a parachute payment that exceeds such individual’s historical average compensation. Section 280G of the Internal Revenue Code generally applies to employees if within the 12-month period preceding the change in control the employee is an officer of the Company, a stockholder owning more than one percent of the stock of the Company, or a member of the group consisting of the lesser of the highest paid one percent of the employees of the Company or the highest paid 250 employees of the Company. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the Internal Revenue Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete discussion or analysis of all potential tax consequences relevant to recipients of awards under the Restricted Stock Plan. The discussion does not include the tax treatment of awards under the Restricted Stock Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

Securities Registration

The Company plans to register under the Securities Act of 1933 the issuance of the additional shares of stock to be authorized under the Restricted Stock Plan. Accordingly, participants will be able to sell shares issued under the Restricted Stock Plan once any vesting and other restriction periods under the Restricted Stock Plan are satisfied, subject to other requirements of the Securities Act.

New Plan Benefits

Although the levels and recipients of future restricted share and restricted stock unit grants under the Restricted Stock Plan are not currently determinable since such grants will be based in part upon the future performance and the relative compensation objectives for possible recipients, restricted shares were granted under the Restricted Stock Plan during the year ended December 31, 2006 and during the quarterly period ended March 31, 2007 as follows:

	Year Ended		Quarterly Period
	December 31, 2006		Ended March 31, 2007
	Dollar	Number of	Dollar	Number of
	Value ($)	Shares	Value ($)	Shares

Michael S. Dunlap	—	—	—	—
Co-Chief Executive Officer
Stephen F. Butterfield	—	—	—	—
Co-Chief Executive Officer
Terry J. Heimes	—	—	—	—
Chief Financial Officer
Jeffrey R. Noordhoek	—	—	—	—
President
David J. Byrnes	—	—	250,031	9,914
Chief Executive Officer,
Nelnet Enrollment Solutions,
a division of Nelnet, Inc.
Matthew D. Hall	84,690	3,000	—	—
Chief Operating Officer,
Nelnet Education Services,
a division of Nelnet, Inc.
Executive Group	290,781	8,870	325,666	12,913
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	2,139,869	67,459	1,419,123	75,283

No restricted stock units have yet been granted under the Restricted Stock Plan.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2006, information about compensation plans under which equity securities are authorized for issuance. The table does not reflect the amendment to the Restricted Stock Plan adopted by the Board of Directors in 2007 to increase the number of authorized shares of Class A common stock from a total of 1,000,000 shares to a total of 2,000,000 shares, which amendment is being submitted for approval of the shareholders as discussed in this proxy statement.

Number of Shares
	Number of Shares to		Remaining Available
	be Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants,	Options, Warrants,	(Excluding Securities
	and Rights	and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by shareholders	0	$0	2,722,366
Equity compensation plans not approved by shareholders	0	$0	0

Total	0	$0	2,722,366	(1)

(1)	Includes 887,154, 50,443, 888,094, and 896,675 shares of Class A common stock remaining available for future issuance under the Nelnet, Inc. Restricted Stock Plan, Nelnet, Inc. Directors Stock Compensation Plan, Nelnet, Inc. Employee Share Purchase Plan, and Nelnet, Inc. Employee Stock Purchase Loan Plan, respectively.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the amendment, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the amendment to the Restricted Stock Plan to increase the number of shares of the Company’s Class A common stock that may be issued under the Restricted Stock Plan from a total of 1,000,000 shares to a total of 2,000,000 shares.

OTHER SHAREHOLDER MATTERS

Householding

The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements that permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Shareholders that received a single copy of the annual report or proxy statement and wish to receive separate copies in the future may submit a written request to: Nelnet, Inc., 121 South 13th St., Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary. Shareholders who received separate copies of the annual report or proxy statement that wish to receive a single copy in the future may also contact us to request delivery of a single copy.

Other Business

On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for 2008 Annual Meeting

Shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders, currently scheduled for May 22, 2008, must be received at the Company’s offices at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 24, 2007, to be eligible for inclusion in the Company’s 2008 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Proxy Rules”). The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company’s Proxy Statement pursuant to the Proxy Rules. The Company’s By-Laws provide that the Secretary of the Company must receive any such proposal or nominations for the Company’s 2008 Annual Meeting by February 22, 2008 (90 days before the 2008 Annual Meeting date). The notice must contain the information required by the Company’s By-Laws. A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company’s By-Laws is available at the Company’s Web site at www.nelnetinvestors.net under “Governance” — “Corporate Documents” or is available upon request to: Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “COMPENSATION COMMITTEE REPORT,” and “AUDIT COMMITTEE REPORT” (to the extent permitted under the Securities Act of 1933 (the “1933 Act”)) (i) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the 1934 Act or the 1933 Act, shall not be deemed to be incorporated by reference in any such filing.

Appendix A

NELNET, INC.

AMENDED EXECUTIVE OFFICERS BONUS PLAN
(Effective November 14, 2006)

1. PURPOSE.  Nelnet, Inc. has established this Nelnet, Inc. Executive Officers Bonus Plan in order to provide the Company’s Co-Chief Executive Officers with an opportunity to earn annual bonus compensation based upon the Company’s consolidated net income before taxes, as an incentive and reward for their leadership, ability and exceptional services.

2. DEFINITIONS.  For purposes of the Plan, the following terms shall be defined as set forth below:

a. “Award” means the amount of bonus compensation to which an Eligible Employee is entitled for each Plan Year in accordance with sections 4 and 5 of the Plan.

b. “Base Net Income” means the Company’s annual base net income for the Plan Year as calculated and reported in the Company’s earnings releases and filings.

c. “Base Net Income Per Share” means Base Net Income divided by weighted average basic number of common shares outstanding as of the end of the Plan Year.

d. “Board” means the Board of Directors of the Company.

e. “Code” means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

f. “Committee” means the Compensation Committee of the Board.

g. “Company” means Nelnet, Inc., a Nebraska corporation, or any successor corporation.

h. “Eligible Employee” means each of the Co-Chief Executive Officers of the Company.

i. “Plan” means the Nelnet, Inc. Executive Officers Bonus Plan, as amended from time to time.

j. “Plan Year” means a calendar year or such other period established by the Committee.

k. “Investment Grade Credit Rating” means a credit rating by Standard & Poor’s and Moody’s Investor Services of “BBB” or higher.

3. ADMINISTRATION.  The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

4. DETERMINATION OF AWARDS.  The amount of the Award payable to each Eligible Employee for each Plan Year shall equal $500,000 for every $1.00 of Base Net Income Per Share for the Plan Year, or the pro-rata share thereof. For example if Base Net Income Per Share equals $2.50 the Award to each Eligible Employee would equal $1,250,000. Notwithstanding the forgoing, Eligible Employees shall not be entitled to any Award in any Plan Year in which the Company fails to maintain an Investment Grade Credit Rating.

5. PAYMENT OF AWARD.  The Award of each Eligible Employee for a Plan Year shall be paid in cash after the Company’s earnings for the Plan Year have been finalized and announced to the public. If an Eligible Employee dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Eligible Employee’s estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined.

A-1

6. NONTRANSFERABILITY.  No Award or rights under this Plan may be transferred assigned other than by will or by the laws of descent and distribution.

7. AMENDMENTS AND TERMINATION.  The Board may terminate the Plan at any time and may amend it from time to time; provided, however, that no termination or amendment of the Plan shall adversely affect the rights of an Eligible Employee or a beneficiary to a previously earned Award.

8. GENERAL PROVISIONS.

a. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan or any Award hereunder shall confer upon an Eligible Employee any right to continued employment.

b. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

9. EFFECTIVE DATE.  The Amended Plan shall be effective as of January 1, 2007.

A-2

Appendix B

ARTICLES OF AMENDMENT TO
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF NELNET, INC.

Pursuant to the provisions of the Nebraska Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation:

1. The name of the corporation is Nelnet, Inc.

2. The following amendment to the Second Amended and Restated Articles of Incorporation was adopted by the shareholders of the corporation in the manner prescribed by the Nebraska Business Corporation Act:

The text of the amendment of the Corporation’s Articles of Incorporation, as amended, is to insert the following at the conclusion of Article VI thereof:

In all elections for directors of the Corporation, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and not be a plurality of such votes.

3. The date that the amendment as set forth above was adopted was May 24, 2007.

4. The number of shares of the Corporation’s common stock outstanding at the time of adoption of the above amendment was [          ] shares of Class A Common Stock, and [          ] shares of Class B Common Stock; the number of shares entitled to vote thereon was [          ] shares of Class A Common Stock, and [          ] shares of Class B Common Stock. The number of votes of each voting group indisputably represented at the meeting on May 24, 2007, was [          ] shares of Class A Common Stock and [          ] shares of Class B Common Stock.

5. The number of votes cast for the amendment set forth above by Class A Common Stock shareholders and Class B Common Stock shareholders entitled to vote was sufficient for approval by those voting groups.

NELNET, INC.

By:
Michael S. Dunlap, Chief Executive Officer

Dated as of the 24th day of May, 2007.

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Appendix C

NELNET, INC.

RESTRICTED STOCK PLAN
(Revised 03/31/2006)

1.  Purpose.

The purpose of the Nelnet, Inc. Restricted Stock Plan is to advance the interests of Nelnet, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of Nelnet, Inc. and its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of Nelnet, Inc. is dependent.

2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of equity interests of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Restricted Share granted to an Eligible Employee under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Employee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Employee, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; provided further, however, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means Nelnet, Inc., a corporation organized under the laws of Nebraska, or any successor corporation.

(i) “Eligible Employee” means an employee of the Company, a Subsidiary or an Affiliate, including any director who is also an employee. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee in connection with his or her hiring or retention prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(k) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(l) “Participant” means an Eligible Employee who has been granted an Award under the Plan.

(m) “Plan” means this Nelnet, Inc. Restricted Stock Plan.

(n) “Restricted Shares” means an Award of Shares under Section 5 hereof that may be subject to certain restrictions and to a risk of forfeiture.

(o) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(p) “Shares” means Class A common stock, $.01 par value per share, of the Company.

(q) “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other entities in the chain.

3.  Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Employees to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Eligible Employee;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Employee;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder;

(ix) to accelerate the vesting of all or any portion of any Award;

(x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority.  The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee and shareholders of any of the foregoing. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan.

(c) Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.  Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,000,000. No Award maybe granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered, or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

(b) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, and (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(c) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.  Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 7(d) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Restricted Shares.  The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

(i) Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture.  Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares.  Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv) Dividends.  Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

6.  Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant or maturation of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(c) Nontransferability.  Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation). An Eligible Employee’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employee’s creditors.

(d) Noncompetition.  The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.  General Provisions.

(a) Compliance with Legal and Trading Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s employment at any time.

(c) Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state, local and foreign law.

(d) Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alternation shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards; No Shareholder Rights.  No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

(f) Unfunded Status of Awards.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans.  No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

(i) No Fractional Shares.  Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nebraska, without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination.  The Plan shall become effective as of November 13, 2003 (the “Effective Date”). The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY AND FOR PROPOSALS 2, 3, 4, 5 and 6.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	Election of Directors

Nominees:		FOR	WITHHOLD AUTHORITY
		ALL	TO VOTE FOR ALL
01 James P. Abel	05 Brian J. O’Connor	☐	☐
02 Stephen F. Butterfield	06 Michael D. Reardon
03 Michael S. Dunlap	07 James H. Van Horn
04 Thomas E. Henning
For all, except withhold authority for the nominees you list above: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
ITEM 2 —	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3 —	APPROVAL OF THE EXECUTIVE OFFICERS BONUS PLAN	☐	☐	☐

		FOR	AGAINST	ABSTAIN
ITEM 4 —	APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING IN THE ELECTION OF DIRECTORS	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 5 —	APPROVAL OF THE ISSUANCE OF UP TO 11,068,604 SHARES OF CLASS A COMMON STOCK FOR THE ACQUISITION OF PACKERS SERVICE GROUP, INC., WHOSE PRINCIPAL ASSET IS 11,068,604 SHARES OF CLASS A COMMON STOCK	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 6 —	APPROVAL OF AN AMENDMENT TO THE RESTRICTED STOCK PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN FROM A TOTAL OF 1,000,000 SHARES TO A TOTAL OF 2,000,000 SHARES	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NELNET, INC.
The undersigned hereby appoints Michael S. Dunlap and Stephen F. Butterfield, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nelnet, Inc. Class A Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 24, 2007 at 8:30 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING. AS OF THE DATE OF THE ACCOMPANYING PROXY STATEMENT, NELNET MANAGEMENT DID NOT KNOW OF ANY OTHER MATTERS TO BE PRESENTED AT THE MEETING. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF NELNET MANAGEMENT.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
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